                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

          ------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       -------------------------------------------------------------------

         Date of Report (Date of earliest event reported): July 25, 2006

                                   SWMX, INC.
                                   ----------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                  333-130586                   98-0453895
          --------                  ----------                   ----------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
    of incorporation)                                        Identification No.)

                     1 Bridge Street
                     Irvington, NY                                 10533
          ---------------------------------------              ---------------
          (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (914) 406-8400

                            Edgemont Resources Corp.
                             112-2906 West Broadway
                           Vancouver, V6K 2G8, Canada
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

================================================================================

       Check the  appropriate  box below if the Form 8-K filing is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to  Rule  13e-4  (c)  under  the
    Exchange Act (17 CFR 240.13e-4(c))

                                             CURRENT REPORT ON FORM 8-K

                                            SOFTWAVE MEDIA EXCHANGE, INC.

                                                  TABLE OF CONTENTS

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of

                                                         i

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                                   THE MERGER

         On July 25,  2006,  Edgemont  Resources  Corp.,  a  Nevada  corporation
("Edgemont-NV"),  was merged with and into Edgemont  Resources Corp., a Delaware corporation  ("Edgemont-DE"),  pursuant to a Certificate of Ownership and Merger dated July 25, 2006 and  approved by  stockholders  on July 25,  2006.  The sole purpose of this merger was to change the state of  incorporation  from Nevada to
Delaware. Under the terms of the Certificate of Ownership and Merger, each share of  Edgemont-NV  was  exchanged for one share of  Edgemont-DE.  Pursuant to such merger, the certificate of incorporation and bylaws of Edgemont-DE were adopted.
Such certificate of incorporation  provides authority to issue two hundred fifty million (250,000,000) shares of common stock, $.01 par value per share.

         On July 26, 2006,  Edgemont-DE  entered into an Agreement of Merger and
Plan of  Reorganization  (the "Merger  Agreement") with SoftWave Media Exchange,
Inc., a privately held Delaware corporation ("SWMX"), and SWMX Acquisition, Inc.
("Acquisition  Sub"),  a  newly  formed  wholly-owned   Delaware  subsidiary  of
Edgemont-DE.  In  connection  with the closing of this merger  transaction  (the
"Merger"),  Acquisition  Sub  merged  with and  into  SWMX,  and  SWMX  became a wholly-owned subsidiary of Edgemont-DE named "SoftWave Media Exchange, Inc." and
Edgemont-DE  changed  its  name  to  SWMX,  Inc.  Concurrent  with  the  merger,
Edgemont-DE  issued 4,000,000 shares of its common stock, at $3.00 per share, in a private placement on terms acceptable to SWMX (the "Private Placement").

         In  addition,  pursuant  to the  terms  and  conditions  of the  Merger
Agreement:

          o       Each  share  of  SWMX  common  stock  issued  and  outstanding immediately  prior to the closing of the Merger was  converted into the  right to  receive  one share of  Edgemont-DE  common stock and each  outstanding  option to acquire  SWMX's  common stock was assumed by Edgemont-DE  and became  exercisable  for shares of Edgemont-DE's common stock.

          o       1,900,000   shares  of   Edgemont-DE   common  stock  remained
                  outstanding  and 5,206,700  shares of Edgemont-DE  outstanding common stock were  redeemed in  connection  with the Merger so that  following  the  closing of the  Merger  and the  Private
                  Placement, there were 205,925,000 shares of Edgemont-DE common stock issued and outstanding.

          o       Edgemont-DE's  board of directors was reconstituted to consist of Joshua Wexler,  Stavros Aloizos,  Charles  Omphalius,  Gary
                  Lee,  Rick  Boyko,  Bruce L. Lev and Jerry  Shereshewsky,  who
                  prior to the Merger were the directors of SWMX.

          o       Each   of    Edgemont-DE    and   SWMX   provided    customary
                  representations   and  warranties   and  closing   conditions,
                  including approval of the Merger by SWMX's stockholders.

         As of the date of the  Merger  Agreement  and  currently,  there are no material  relationships  between  Edgemont-DE or any of its affiliates and SWMX, other than in respect of the Merger Agreement.

         The foregoing  description of the Merger  Agreement does not purport to be complete and is  qualified in its entirety by reference to the complete  text of the Merger  Agreement,  which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

         On July 26,  2006,  acting by  written  consent,  the  stockholders  of
Edgemont-DE approved the adoption of the 2006 Stock Option Plan (the "Plan"), as previously  approved  by its  board  of  directors.  The Plan  provides  for the issuance of up to 630,000  shares of  Edgemont-DE's  common stock to  directors,
officers,   employees,   consultants   and  advisors  of  Edgemont-DE   and  its
subsidiaries.  The Plan  provides  for the grant of incentive  stock  options as permitted  under  Section 422 of the Internal  Revenue Code of 1986, as amended, and for the grant of non-qualified stock options. The Plan will terminate by its terms on July 25, 2016.

         A copy of the Plan  and  form of  grant  letter  are  filed  hereto  as
Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

ITEM 2.01.     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         As used in this  Current  Report on Form  8-K,  all  references  to the
"Company," "we," "our" and "us" or similar terms, refer to SWMX, Inc., including its predecessors and its subsidiaries, except where the context makes clear that the  reference  is only to SWMX,  Inc.  Information  about the  Company  and the principal terms of the Merger are set forth below.

                                     MERGER

         THE MERGER.  On July 26, 2006, in accordance with the Merger Agreement,
SWMX  became a  wholly-owned  subsidiary  of  Edgemont-DE  through a merger with
Acquisition Sub, Edgemont-DE changed its name to SWMX, Inc. and the stockholders of SWMX  received the right to receive one share of the  Company's  common stock for each issued and outstanding  share of SWMX's common stock.  As a result,  at closing,  in exchange for 100% of the  outstanding  capital  stock of SWMX,  the former  stockholders of SWMX had the right to receive  200,025,000 shares of the
Company's common stock,  which represents  approximately  97.1% of the Company's outstanding  common stock  following  the Merger,  and the Company  concurrently redeemed and canceled 5,206,700 shares of Edgemont-DE common stock. In addition, in connection with the closing of the Merger, the Company completed a closing of the Private Placement to accredited  investors of 160 units of its common stock, with each unit  consisting  of 25,000  shares,  and received  gross  proceeds of
$12,000,000,  including the conversion of $2,600,000 of accrued liabilities owed to Alowex,  LLC ("Alowex")  and Remnant Media,  LLC,  entities  affiliated  with certain officers of SWMX. (See Item 3.02 below.).

         The  Company  has also  assumed  on a  one-for-one  ratio all of SWMX's obligations under its outstanding stock options. At the time of the Merger, SWMX had  outstanding  stock options to purchase an aggregate of 2,370,000  shares of
SWMX  common  stock.  Neither  Edgemont-DE  nor SWMX had any  other  options  to purchase shares of capital stock outstanding immediately prior to the closing of the Merger and the Private Placement.

         As described above, in connection with the Merger,  5,206,700 shares of
Edgemont-DE common stock were redeemed and canceled, leaving 1,900,000 shares of our common stock outstanding  before giving effect to the stock issuances in the
Merger and Private Placement.  These 1,900,000 shares constitute the only issued and outstanding shares of Edgemont-DE that survived the Merger from the original capitalization  of the Company.  These shares also  represent the only shares of the  Company's  common  stock that are  currently  eligible  for resale into the market.

         The shares of the  Company's  common stock issued to former  holders of
SWMX's  capital  stock in  connection  with the  Merger,  and the  shares of the
Company's  common stock issued in the Private  Placement,  may not be offered or sold in the United States absent  registration  or an applicable  exemption from the registration requirements.  Certificates representing these shares contain a legend  stating the same.  In  addition,  all shares of common stock held by the founders of SWMX (together  with the shares held by certain of their  respective
affiliates)   are  generally   subject  to  lock-up   provisions   that  provide
restrictions  on the future sale of common  stock by the holders for a period of nine (9) months  following  the  closing of the  Private  Placement  except that holders may dispose of up to one percent (1%) of their  holdings  beginning  six
(6) months following such closing.

         Prior to the  Merger,  there  were no  material  relationships  between
Edgemont-NV,  Edgemont-DE  or  SWMX,  or any  of  their  respective  affiliates, directors  or  officers,  or any  associates  of their  respective  officers  or directors.

         CHANGES  RESULTING  FROM THE MERGER.  The  Company  intends to carry on
SWMX's  business as its sole line of  business.  The Company has  relocated  its principal  executive  offices to 1 Bridge  Street,  Irvington,  NY 10533 and its telephone number is (914) 406-8400.

         Pre-Merger stockholders of Edgemont-NV will not be required to exchange their existing  Edgemont-NV stock  certificates for certificates of the Company, as the OTC  Bulletin  Board will  consider the existing  stock  certificates  as constituting  "good  delivery"  in  securities  transactions  subsequent  to the
Merger.  The Nasdaq  Capital  Market,  where the  Company  may apply to list its common stock for trading,  would also consider the  submission of existing stock certificates  as "good  delivery."  The Company  cannot be certain  that it will receive approval to list its common stock on any exchange or market.

         The Merger and its related transactions were approved by the holders of a requisite  number of shares of (i) SWMX's  common stock by written  consent in lieu of a  meeting  on July  26,  2006 and (ii)  Edgemont-DE's  common  stock by written consent in lieu of a meeting on July 26, 2006. Under Delaware  corporate law,  SWMX's  stockholders  who did not  consent  to the  Merger  may  demand in writing,  pursuant to the exercise of their appraisal rights, that SWMX pay them the fair  value of their  shares.  Determination  of fair  value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger.

         CHANGES TO THE BOARD OF DIRECTORS.  Immediately  prior to the effective time of the  Merger  on July 26,  2006,  William  Iversen  resigned  as the sole director and officer of Edgemont-DE and Acquisition  Sub.  Pursuant to the terms of the Merger Agreement,  (i) Joshua Wexler, Stavros Aloizos, Charles Omphalius,
Gary Lee, Rick Boyko,  Bruce L. Lev and Jerry Shereshewsky were appointed as the directors of the Company.

         All  directors  hold office for  one-year  terms until the election and qualification  of  their  successors.  Officers  are  elected  by the  board  of directors and serve at the discretion of the board.

         ACCOUNTING TREATMENT;  CHANGE OF CONTROL. The Merger is being accounted for as a "reverse  merger,"  as the  stockholders  of SWMX own a majority of the outstanding shares of the Company common stock immediately following the Merger.
SWMX is deemed to be the  acquiror  in the  reverse  merger.  Consequently,  the assets and liabilities and the historical operations of SWMX prior to the Merger will be  reflected  in the  financial  statements  and will be  recorded  at the historical  cost basis of SWMX. The  consolidated  financial  statements for the
Company after  completion of the Merger will include the assets and  liabilities of both  Edgemont-DE and SWMX,  historical  operations of SWMX and operations of the Company from the closing date of the Merger.  As a result of the issuance of the shares of the  Company's  common stock  pursuant to the Merger,  a change in control of the Company  occurred on the date of the  consummation of the Merger.
Except as  described  herein,  no  arrangements  or  understandings  exist among present or former  controlling  stockholders  with  respect to the  election  of members of the  Company's  board of directors  and, to our  knowledge,  no other arrangements  exist  that  might  result in a future  change of  control  of the

Company.  The Company will continue to be a "small business  issuer," as defined under the  Securities  Exchange Act of 1934,  as amended (the  "Exchange  Act"), following the Merger.

                           DESCRIPTION OF OUR COMPANY

         Edgemont-NV was formed as a Nevada corporation on April 12, 2005, under the name Edgemont  Resources Corp., and on July 25, 2006, was  reincorporated in the State of Delaware.  Edgemont-NV has been in the development  stage since its inception and had minimal business operations prior to the Merger.

         SWMX is engaged in the operation and  development of an electronic open
marketplace  for  the  purchase  and  sale  of  advertising   media  (the  "SWMX
Marketplace")  and the sale and the  development  of products  and systems  that support those activities.  Revenues are generated  primarily through transaction fees  charged  for  media  placements  through  the SWMX  Marketplace.  SWMX was incorporated  in the State of Delaware in January 2006 as Soft Wave Media,  Inc.
and in March 2006 changed its name to SoftWave Media Exchange, Inc.

         After the Merger,  the Company succeeded to the business of SWMX as its sole line of business.

                             DESCRIPTION OF BUSINESS

OVERVIEW

         SWMX operates the SWMX Marketplace,  an electronic open marketplace for the purchase  and sale of radio and cable  television  media time,  and plans to expand that  marketplace to include other media.  The SWMX  Marketplace  enables independent  and  in-house  advertising  agencies  to  purchase,  and  radio and television  broadcasters to sell,  radio and television  advertising  time on an open marketplace  accessed through SWMX's web portals at  www.swmxradio.com  and
www.swmxtv.com.

         Since  the  launch  and beta  testing  of the SWMX  RadioTM  electronic marketplace in 2005,  revenues from and  transactions  completed  using the SWMX
Marketplace have grown steadily and currently provides its advertising  customer base with access to an Internet-based  market representing radio stations in all of the top 50 radio markets across the United  States,  as measured by Arbitron.
Advertisers  registered  on the SWMX  Marketplace  consist  of a broad  range of independent and in-house advertising agencies. Registered broadcasters currently include over 1,000 radio stations. Using the categories established by Arbitron, a leading  statistical  source for the U.S. media markets,  the broadcaster base includes  13 of the top 15  broadcast  groups  and 38 of the top 50 U. S.  radio stations,  representing a potential daily national  audience of over 8.5 million radio listeners, or more than 37% of the total U.S. broadcast radio market.

         Initially,  the SWMX  Marketplace's  inventory of radio  placements was limited  to spot  placements  within  seven days of run.  In May 2006,  the SWMX
Marketplace  was expanded to permit  long-term  purchases and sales of scheduled media  placements,  a practice known as flighting in the  advertising  industry.
This was part of a planned  transition to provide broader  coverage of the radio market,  as well as prepare for SWMX's entry into the cable TV market.  Launched in June 2006 to serve the local spot cable market,  SWMX TelevisionTM  currently covers 52 of the  nation's  200 cable  television  markets and a national  daily audience of over 25 million  cable  viewers.  Channels  available  through  SWMX
TelevisionTM currently include all major cable networks,  including:  ESPN, MTV,
TNT, CNBC and Discovery Channel.

         In connection  with these  initiatives,  SWMX completed the integration into its  platform  of  functions  contained  in Media  ManagerTM  and  Campaign
ManagerTM,  a suite of software products developed by its affiliates Alowex, the company that developed the SWMX RadioTM software platform,  and Zysys Solutions,
Inc.  ("Zysys"),  a technology  company providing small and mid-sized  companies with a  variety  of  information  technology  services.  The  addition  of  this functionality  into the SWMX Marketplace  platform provides  advertisers with an integrated  set of tools  that can be used to  design an  advertising  campaign, evaluate  available  opportunities  and  execute  transactions,  as  well  as to monitor,  verify and assess the effectiveness of those transactions,  all within the same system.  For broadcasters,  the system provides similar start to finish capabilities for managing inventory,  executing and implementing spot placements and invoicing.

         SWMX's overall  strategy is to build on its operations in the radio and cable TV marketplace by expanding into network TV and other advertising  markets so as to become a leading  facilitator of media buying. Our overall objective is to  enable  advertisers  and  broadcasters  to  implement,  execute  and  manage sophisticated  media  transactions  in one  process,  from a single  location in real-time,  with reduced  overhead and no  additional  cost of sale.  We plan to
build   applications  that  provide   customized  and  flexible  access  to  our
marketplace together with a largely automated transaction and reporting process.
Our goal is to create significant efficiencies and productivity increases in the advertising  business both through the use of integrated digital systems and the creation of a broad-based electronic marketplace.

THE MEDIA ADVERTISING MARKET

         The media  advertising  market is extensive  and varied,  spread across different formats such as television,  radio,  Internet and print, each with its own segments.  It is also a dynamic market that has experienced many changes and innovations  in recent  years,  particularly  Internet-based  media  and  mobile digital  media.  However,  media sales are  generally  executed  using a similar system  across these  formats and the customs and  practices  used have remained remarkably  similar over the last 80 years.  The  products  offered for sale are commoditized  into  uniform  components,  consisting  principally  of  units  of broadcast time or print space.  The traditional  sales process relies heavily on person-to-person  negotiations that can take weeks to complete,  and is prone to erroneous  execution  and  reporting.  As the process  employs a cumbersome  and laborious  paper-based  reporting  system, it often lacks  accountability.  This results in additional  cost and lost time and revenue for both parties and makes results difficult, if not impossible, to quantify and evaluate properly.

         We believe that the current media buying system is inefficient and that we  are  capable  of  using  new  technologies  to  help  both  advertisers  and broadcasters increase efficiency and maximize profitability amid ever increasing competition for audience both among traditional media and from emerging formats, including  web and  pod-casting,  satellite  programming  and more.  The digital revolution also enables the content that is the subject of these transactions to be reduced to electronic  form,  consisting of audio,  video,  graphics and text files that use standardized formats. SWMX believes that these underlying factors
facilitate  the  development  of  an  electronic   marketplace  that  can  allow
participants to achieve considerable efficiencies in execution.

         Technological infrastructure and protocols that enable a high volume of efficient  transactions  have  been  developed  for  other  products  that  have
traditionally  benefited  from  open  marketplaces,   such  as  commodities  and
financial  instruments.  SWMX is seeking to  establish a  similarly  broad based marketplace for the sale of media  advertising and has initiated this process by launching  SWMX  RadioTM and SWMX TVTM,  marketplaces  for the sale of radio and television advertising time, respectively.

         According to the Bear Stearns  Radio Fact Book for December  2005,  the
estimated total U.S. advertising  expenditure for 2005 was $281.0 billion and is expected  to grow to $299.2  billion in 2006.  The report  estimated  total U.S.
radio advertising  expenditure for 2005 at $20.0 billion,  the cable TV and spot
TV markets at $24 billion each and the network and  syndicated  TV market at $20 billion. The remaining markets include Internet, magazines,  newspapers, outdoor and direct mail.  While we believe that the SWMX  Marketplace  might  ultimately facilitate  media  placements  in most of these markets in the United States and abroad, our current focus is on the U.S. radio and TV markets.

         RADIO. Of the estimated $20 billion  expenditure for radio in 2005, the
Bear Stearns Radio Fact Book for December 2005  estimated that $15.5 billion was attributable  to local spot  advertising,  with the  remainder  attributable  to national spot and network  placements.  SWMX's  analysis of Aribitron  data also indicates that currently  nearly 80% of all radio  broadcast  revenue comes from local spot advertising.

         SWMX's  analysis  of Arbitron  data also  indicates  that,  on average,
20-30% of radio station  inventory goes unsold each year and that, as of June 1,
2006, over 70% of SWMX RadioTM  advertisers  were new to radio. In a $20 billion marketplace,  this  represents  an average of  approximately  $5 billion of lost revenue for broadcasters,  indicating a total radio market  opportunity of up to
$25 billion for SWMX.  We believe  that the  economies  of scale and the reduced transaction  time achieved using SWMX's products and services can facilitate the
liquidation  of  that  unused  inventory,   producing  incremental  revenue  for
broadcasters by bringing new advertisers to the market and increasing the use by existing  advertisers of additional and more narrowly focused and cost effective placements.

         SWMX believes that local radio broadcasters  continue to search for new and innovative  ways to facilitate  greater control over their inventory and for quantifiable,  results-driven  initiatives  to attract  new  advertisers  to the market.  The  increasing  support by  advertisers  for adoption of more accurate audience measurement technology (Personal People Meter (PPM) vs. Diary), despite significant  implementation costs in an environment of reduced profitability and stagnant growth, is one example.

         Based on its  analysis,  SWMX  implemented  the first phase of the SWMX
Marketplace  by  developing  Remnant  RadioTM,   focusing  initially  on  unsold
inventory for the following  week's  broadcast.  After a successful beta test in
2005 and  several  months  of  full-scale  operations,  SWMX  expanded  the SWMX
Marketplace to include  flighted sales that  incorporated  scheduled  placements over a longer term.

         CABLE  TELEVISION.  According  to Bear  Stearns  Radio  Fact  Book  for
December 2005, the estimated total U.S. cable  advertising  expenditure for 2005 was $24.5  billion.  Based on SWMX's  analysis of data received from a top-three national  cable  Multiple  Systems  Operator  ("MSO"),  the average  advertising inventory  sell-out  rate is  only  30-35%.  On  average,  30% of the  remaining inventory is used for  self-promotion or public interest  advertising.  Examples include advertising a triple-play (voice, data, cable) package, upcoming station programming or the benefits of cable advertising.  Further, because the internal data transmission, transaction and order processing operations are more advanced
in  television   than  radio  from  an  automation   standpoint,   the  platform
development,   functionality,   management  and  reporting  processes  are  more
straightforward,  enabling  an even  greater  level of system  efficiency.  SWMX estimates  that the annual total lost revenue within the U.S. cable market could be as high as $40 billion within a total applicable  market of up to $60 billion in cable television advertising sales.

         SWMX also  believes that the  continued  growth of the direct  response market,  which last year totaled $161.3  billion  according to the Direct Market
Association,  complements  SWMX's focus on return on investment.  Based on these factors,  we believe  that the cable TV market is another  segment of the market that will be receptive to the use of the SWMX  Marketplace and have  implemented
SWMX TVTM. Based on our initial marketing  efforts, a number of larger broadcast groups,  agencies and direct  marketers  have expressed an interest in executing business  on the SWMX  Marketplace  now that it is has been  expanded to include cable TV. Currently,  the SWMX Marketplace  offers advertisers access to over 25 million  viewers in over 50 of the nation's  200 cable TV markets.  In the first several  weeks  since the  launch of SWMX  TVTM,  over 30 new  advertisers  have registered on the SWMX Marketplace.

OTHER  MARKETS.  Other  segments  and media  markets  include  local and network television,  satellite TV and radio,  high  definition  radio  ("HDR"),  web and pod-casting,  and print. While there are significant  differences  between other segments  of the  media  markets,  SWMX  believes  that they  share  many of the inefficient  business methods that SWMX's proprietary systems have been designed to address.  The media  operations  of local and network TV are quite similar to cable TV and radio.  In  addition,  HDR could have a  significant  impact on the radio  market if it achieves  broad  acceptance.  Most HDR  broadcasts  would be expected to be in stereo and have broader  reach.  Stations will also be able to offer a wider variety of formats under a single umbrella. As a result, HDR could
provide   advertisers  with  significant  new   opportunities   for  demographic
targeting,  particularly if broadcasters  adopt more efficient models of selling and managing  inventory.  However,  using current  methods of transacting  media advertising sales,  broadcast  organizations would experience high costs if they were to maintain  personnel to sell each of the various  formats and demographic profiles  in a  station  group on a  targeted  basis  and  manage  all  back-end
processes.   Without  giving  advertisers  the  ability  to  target  spots  more specifically  and to evaluate  the  results,  broadcasters  would likely need to package  disparate  inventory  and sell it at a low flat  rate,  similar  to how network advertising is currently sold. Accordingly, SWMX believes that the local and network TV and HDR markets could provide future  opportunities to expand the
SWMX  Marketplace  and  that an  expanding  base  of  advertisers  will  further facilitate  its  entry  into  more  differentiated  markets,  such  as  web  and podcasting, satellite TV and print.

SWMX'S PRODUCTS AND SERVICES

         THE SWMX MARKETPLACE.  Our objective in developing the SWMX Marketplace is to reduce the  inefficiencies  that exist in the media advertising market and make transactions easier to execute,  more reliable and,  ultimately,  more cost effective.  SWMX's  systems  employ a variety of integrated  functions  based on proprietary software products. These tools enable users to collect and manage on a single  platform the multiple  sources of  disparate  data  necessary to plan, manage and evaluate the media buying process from  beginning to end.  Currently, the data used in this  process  is  available  in a variety  of  formats  from a variety  of  sources.  The SWMX  Marketplace  platform  is  designed  to provide real-time query, order execution and management functions, and to facilitate the distribution  of media  inventory,  through a single  intuitive  interface  that provides customers with fast and reliable electronic execution, transparency and open market access.

         As the proprietary functions that SWMX provides to support users of the
SWMX  Marketplace  are  built  in  to an  Internet  browser-based  exchange  and management engine, customers can execute transactions securely from any computer with Internet  access.  There is no hardware to purchase or software to install.
We designed our systems to reduce the complexity of customers'  data  management and  content  distribution  operations  by  centralizing  and  facilitating  the management of all campaign  information  and content on our secure  servers.  To implement these objectives, the SWMX Marketplace uses the following features:

         ARCHITECTURE. At the core of the SWMX Marketplace is an algorithm-based architecture  designed to seamlessly integrate a wide range of platform data formats and facilitate very high levels of volume throughput. As a result,  users are able to execute any  combination  of commands from a single  point,  as  part  of a  unified  process,  in  real  time.  The architecture is  cross-platform  compatible for data  integration  with existing client systems,  and provides compliance  monitoring to ensure proper user  execution,  including spot loading and selection.  It also enables clients to view running totals of current activity,  as well as their full account history.

         ACCESS.  The  SWMX  Marketplace  is  a  web-based  application  service provider  ("ASP"),  enabling  users  to sign on at any  time  from  any computer with an Internet  connection.  As our products are  web-based, they do not consume users' valuable desktop resources.

         SECURITY.  The  SWMX  Marketplace  employs  leading  industry  security through  multiple  levels of  firewall  protection  for both global and local traffic and at the server level.

         RELIABILITY.  The SWMX  Marketplace  is fully  redundant and co-located through a third party relationship with Level 3 Communications, Inc. to protect  against  site  failure.  Level 3  Communications,  Inc.  is an international  communications  and  information  services  company that operates one of the largest  communications  and Internet  backbones in the  world.  SWMX  uses a system  based on  sequential  query  language
         ("SQL")  enabling it to  accommodate  very high data loads.  SQL is the current  standard  for large data set  applications  that  require high volume  throughput  and  is  currently  employed  by  industry  leaders including Google, Yahoo and eBay.

         SCALABILITY.  The underlying  architecture of the system supporting the
         SWMX  Marketplace  is designed to be scalable,  so that the addition of readily  available  hardware will permit SWMX to support a large number of users executing complex orders simultaneously. Throughput capability
         can  be  expanded  by  adding   additional   servers  to  the  existing
         application cluster, while the use of Level 3 Communications,  Inc. for collocation  services provides  limitless  bandwidth  expansion with no disruption to service.

         CONTENT MANAGEMENT.  The SWMX Marketplace provides a running data store of all current and  historic  content for  broadcaster  and  advertiser access,  including insertion orders and advertising spots for reference and/or distribution at any time.

         PROPRIETARY PRODUCTS.  Two products designed by Alowex, an affiliate of
SWMX,  have been  integrated  into the  overall  system that  supports  the SWMX
Marketplace.  The  Campaign  ManagerTM  product is  designed to  facilitate  the planning  and  execution of spot media sales,  including  pricing and  budgeting functions,  as  well  as  order  execution,  spot  verification,  invoicing  and reporting.  The Media  ManagerTM  product has been  designed to  facilitate  the overall  management of media  operations on a long-term  basis,  including  spot verification,  invoicing and reporting. The incorporation of these products into the SWMX  Marketplace  makes it possible  for all users to benefit from the full functionality  of these products through the user interface  without  additional cost or the need to install additional software.

         THE ADVERTISER INTERFACE. Using the integrated features of the Campaign
ManagerTM and Media ManagerTM  products,  the system directs new independent and in-house advertising agency clients through account creation,  which immediately enables the setup of an advertising campaign. To create a new campaign,  clients are guided through a comprehensive prompt sequence, including:

          o   Product name
          o   Copy name
          o   Overall budget
          o   Source code for spot tracking
          o   Agency commission where applicable
          o   Spot length
          o   Spot upload - the client loads an mp3 file of spot copy

         The system has been designed so that, once  registered,  a new customer can create an entire advertising  campaign in a matter of minutes.  The customer enters the  specific  days for which it wants  budget  presented  as well as the
daypart  and  spotload   parameters.   The  customer  also  can  select  desired
demographics,  geographical  market  and format  preferences.  Once all of these parameters  are entered,  the system screens the selected  criteria  against all stations in the exchange  database and  presents a list of  registered  stations that meet the specific targeting requirements.  Once stations are presented, the customer  can either  select the desired  stations and set the cost per thousand
("CPM") rate offers (at the station level) or refine the campaign parameters for more focused targeting.

         Once the parameters are selected,  the system  provides a campaign cost projection.  Customers can either advance, if satisfied,  or refine the campaign further.  After the cost  projections  are approved,  customers set the campaign weighting,  which directs the system to present  clients,  products  and/or copy according to  preferences  relative to overall  budget and campaign  objectives.
When weighting is completed, the campaign is executed through the system.

         Once a campaign is running,  customers  can upload daily sales data and the  system  will plot  results  using a graphic  return  on  investment  map to illustrate campaign efficacy based on sales - either retail or direct response -
relative to spots played. SWMX's ROI Optimizer(TM) can process daily client data uploads to enable  real-time  campaign  tracking and sales analysis.  Using this function,  customers are able to view and analyze a broad range of  customizable campaign data including:

          o   recent sales figures, either by retail location,  website, or call center;
          o   individual  station  statistics  including  format,  audience  and campaign delivery;
          o   lead  generation and conversion  information by zip code, date and time of call; and
          o   ROI for each dollar spent and all historical campaign information.

         Such  analysis  provides  the  customer  with the ability to view how a campaign  is  performing  and permits  the  customer  to modify the  parameters, including  rates and stations  offered,  to maximize  its ROI in real time.  The customer may then further refine and target the campaign to optimize results. We are in the  process of enabling  customers  to view an ongoing  account  summary updated  daily,  including  budget and spots placed,  current  campaign data and balance due dates.

         THE BROADCASTER INTERFACE. The broadcaster ordering process can also be executed in minutes.  Stations  can  register  within the system  providing  all pertinent  demographic,  reach and format information.  Once the registration is complete,  the station is screened  against  all  advertisers  in the system and notified of advertisers with budget  requirements  that the station can fulfill.
When broadcasters  login to the SWMX Marketplace after registration is complete, they are taken to the Broadcaster  Dashboard(TM)  (the "Dashboard") which serves as their control center. Features of the Dashboard include:

          o   any ad copy changes requiring  attention;
          o   a list of advertisers  waiting to book  orders;
          o   access  to  electronic  invoices;  and
          o   a link to view  their complete account history.

         If the station  wishes to pursue a lead,  the station is guided through the  inventory  placement  process.  Once  inventory  is  placed,  stations  are presented with a list of all viable advertisers and offered CPM rates.  Existing broadcast  clients are proactively  notified via email to alert them when budget is available, providing a link to the copy for review and order terms, including offered CPM rate and scheduling parameters.

         After the desired  advertisers  and rates are selected,  the station is presented  with a tentative  order  schedule.  If the schedule is approved,  the station  accepts  the offer and the system  produces  an  insertion  order.  The station can then forward the spot copy to the traffic  department  for placement and the order  process  is  complete.  The  Dashboard  also  includes  access to
automated   back-end   functions  as  well,   including  spot   delivery,   spot
verification,  invoicing  and  reporting,  which  help to reduce  administrative
processes  and  can  improve  a  broadcaster's   overall  operating  efficiency.
Broadcast  clients  receive a consolidated  monthly  invoice of activity and can access historical order activity.  We are in the process of enabling stations to view an ongoing account summary updated daily including spot placement,  revenue due and payment date.

         RECONCILIATION  AND  INVOICING.  The system  provides  advertisers  and broadcasters  with  accurate and  predictable  reconciliation  and billing.  The system uses eMedia Trade for automated invoicing,  which further streamlines the billing  process.  eMedia Trade is currently in use by over 1,000 radio stations nationally, as well as by numerous cable systems and broadcast TV stations.

         Once orders are executed and station invoices are received,  the system performs spot verification and reconciliation to confirm order execution.  Using integrated  Arbitron  ratings data, the system  determines spot clearance.  Upon reconciliation, an invoice is generated and distributed to advertisers. Stations receive  order  approvals  confirming  payment  will  be  remitted  on the  next scheduled date.

         We are also  working to implement  spot  monitoring  technology  in the system.  This is a  high-frequency  audio  tag  applied  to spot  copy for order tracking.  Once integrated,  spot monitoring will enable us to conduct real-time spot tracking to provide greater accountability,  accelerate  reconciliation and payment  schedules  and  increase  volume and order  flow.  It will also  enable internal budget optimization. As soon as we know a scheduled spot has not run as ordered,  the  budget can be  returned  to the system  immediately  for  station availability. This increased speed and efficiency also improves volume and order flow, and can enable us to increase our inventory fulfillment rate.

REVENUE SOURCES

         While a majority of an advertiser's media advertising budget represents direct compensation to broadcasters, there are significant transaction fees that vary  according to the various  arrangements  between market  participants.  The earnings of both  independent  and in-house  advertising  agencies are typically derived from a fee or discount equal to  approximately  15% of the total cost of the media buy. In addition,  station  affiliates and various firms  representing broadcasters may earn additional  commissions.  The SWMX Marketplace  system has been designed to  accommodate  these various fees so that agency and third party vendor fees can be incorporated into a single process,  permitting  broadcasters and  agencies to deal with the system as they  typically  would with each other.
SWMX earns transaction fees from both the broadcaster and the advertiser,  based on the  discounts  and fees  currently  in use in the  industry,  on all  orders generated through the system. In addition, for certain clients, SWMX can receive additional  fees for  origination  and management  services.  This fee structure allows  the  system  to  accommodate  standardized  pricing  conventions  in the industry while providing automated  executions and service  efficiencies.  It is
SWMX policy to gain market acceptance primarily from the improved  productivity, accountability  and  transparency  that its  proprietary  products and processes create, including the automation of process management, order execution, content delivery, spot-run verification and invoicing, rather than through restructuring the fee system in the  industry,  SWMX believes  that the  significant  gains in productivity  that participants in the system can realize through the use of the
SWMX  Marketplace  will provide SWMX with the  opportunity  to be a  competitive force  without  the need to  engage in  discounting  or other  disruptive  price cutting strategies.

         The fees and discounts  earned by SWMX vary  according to the structure of the  transaction.  The  transactions  currently  being executed on the system return  an  average  of 22% of the  total  exchange  volume,  but this  level is expected to fall if we increase  transaction  volume on the SWMX  Marketplace by
accommodating   a  broader   variety  of   transaction   structures  and  market
participants.  Currently,  we are  focusing on areas that  provide  higher level
margins  as  SWMX   maximizes   the   benefits  of  its  current   technological
competitiveness.  However, as participation in the SWMX marketplace expands, its operations  will  likely  extend to areas  where  pricing is more  marginal.  In addition, competitive forces in the future may result in reduced per transaction compensation.  Thus in the long run,  SWMX's  efforts to increase  revenues  are expected to focus more on increasing transaction volume than on capturing a high percentage of system revenue.

                                       10

STRATEGY

         SWMX's  strategy  in  implementing   its  electronic   marketplace  for
commercial radio time was to develop an intuitive  interface in which a new user can log in to the system, create a profile and thereafter  expeditiously execute a media buy across the entire national footprint,  against the demographics they select,  on as many or few stations as they choose,  at prices  consistent  with their  budget  requirements  in a matter of  minutes.  Accordingly,  the systems supporting  the SWMX  Marketplace  were  designed  so that all of the  reporting functions,  including  order  execution,  delivery  of  creative  content,  spot verification,  reporting and invoicing,  can be automated,  allowing the user to quickly assess results and further optimize its operations.

         Using current  practices,  a media campaign can take weeks to implement and require several layers of administrative  support.  Moreover,  SWMX believes that most  users  would it  prohibitively  expensive  to  achieve  the degree of targeting,  accountability  and  results  provided  to the  users  of  the  SWMX marketplace  without additional cost.  Accordingly,  SWMX's development  efforts have been focused on the  development  of  integrated  functions  that can allow buyers to create a customized radio media campaign  according to any combination of user-defined criteria that best meets their targeting objectives,  including:
demographic,  format/program  type,  market  and  geographic  region,  down to a specific  zip code.  The recent  expansion  of our  system to provide  flighting capability  enables  customers to execute any  structure of radio media buy that they  currently  employ.  These  efforts are  continuing  with the  objective of integrating  socio-economic  segmentation within the screening process, enabling advertisers to target against such factors as median  income,  marriage  status, ethnicity and  population  makeup so that the system can  facilitate  integrated socio-economic segmentation to a detailed level.

         For  broadcasters,  SWMX's  efforts have been  directed at putting more robust control of the station  inventory in the hands of the managers making the decisions  on a  daily  basis.  SWMX's  strategy  is to  offer  advertisers  and broadcasters the ability to achieve their  objectives  through a single platform that is at once efficient,  intuitive,  cost effective and delivers  directly to the bottom line.

         The ability of SWMX  RadioTM to meet the needs of the radio  segment of the media market has provided  SWMX with  increased  confidence in its strategic plan.  SWMX now believes that it is positioned to serve a broader segment of the media  industry.  SoftWave Media launched SWMX  TelevisionTM  to serve the local cable TV segment of the television market, in June 2006 and believes the initial revenue and market  penetration  opportunities  presented by the cable TV market should exceed those presented in the radio market.  SWMX's ultimate goal will be to serve as the de facto  media  trading  exchange  across all  viable  formats, including cable and local network TV, satellite TV and radio, web and podcasting and print media. SWMX believes that the platform  developed for SWMX RadioTM has the potential to be expanded  into a broad based  electronic  marketplace  for a variety of media  products  that can more  efficiently  serve the needs of media buyers and sellers,  most of whom use  multiple  formats and operate in multiple regions,  and that this  Internet-enabled  marketplace will allow advertisers to engage  in  more  dynamic  demographic  targeting  and  better  customize  their advertising  campaigns,  while enabling broadcasters to more actively manage and better control their inventory.

         In addition,  in order to ensure that the SWMX  Marketplace  serves the needs of global advertisers,  SWMX plans to move as expeditiously as possible to expand its marketplace to include regions outside of the United States.

                                       11

SWMX MARKETPLACE GROWTH

         After  executing  just under $1.0  million  of radio  advertising  time during beta testing in 2005, the SWMX Marketplace  generated volume of over $1.0 million  during the first quarter and $3.3 million  during the second quarter of
2006. Through June 2006, more than 65,000 transactions were effected through the
SWMX  Marketplace.  As of June 30,  2006,  we had  more  than  1,100  registered stations and more than 125  advertisers  using the platform.  With the growth in registered  stations  and  advertisers,  both the  number of ad spot  placements
(transaction  volume) and the total monetary value of the transactions  executed
(dollar  volume)  of  radio  time  sold on the  SWMX  RadioTM  marketplace  have increased.  For the six months ended June 30, 2006,  SWMX  experienced  compound monthly growth rates of 42% for the number of registered stations,  126% for the monthly  exchange  dollar  volume and 33% for the monthly  exchange  transaction volume.

         As its  marketplace  has become more  active,  SWMX has had  increasing success in attracting new  participants.  Broadcasters  currently  include 13 of
Arbitron's top 15 broadcasters, including ABC Radio Networks, CBS Radio, Citadel
Broadcasting  Corporation,  ClearChannel  Communications,  Cox  Radio,  Cumulus,
Emmis,   Entercom  and  Salem   Communications.   Advertising  agencies  include
Zenith/Optimedia  (subsidiary  of Publicis),  Mindshare  (subsidiary of WPP) and
Havas.  In  addition  to  these  agencies,  the  exchange  serves  the  in-house advertising  departments of a number of corporate  advertisers,  including Dole,
Duane Reade,  EZ Pass,  Johnson and Johnson,  Nestle,  New York Mets,  Novartis,
People PC Online and Perdue.

COMPETITION

         A number of other companies  provide  products or services to the media market  that  address  various  aspects  of the  needs  addressed  by  the  SWMX
Marketplace.  In addition, there are potential competitors who currently provide products and services that could be adapted to address these needs. SWMX expects that a number of potential competitors with significant resources are or will be working to adapt their  platforms to  facilitate  the purchase and sale of media advertising.

         COMPETITORS.  While we believe no current offerings compare with SWMX's full range of  capabilities,  a number of companies  have designed  products and services  that address  various  aspects of the media  advertising  transactions process. Our primary competition includes:

                                       12

          o  dMarc,  which was  purchased by Google,  Inc. in January 2006, is a static, hardware-based, radio-centric broadcast management platform currently designed exclusively for automated  liquidation of unsold inventory.  Currently,  dMarc is  generating  profit from a limited segment of the market its system is capable of exploiting. However, it has the potential to develop market advantages through access to the full human and capital resources of Google. The system delivers broader station management functionality, but is not an open market exchange.  Station managers have limited control over what is sold, at  what  time or at  what  price,  and  advertisers  have  limited targeting functionality and no ability to track spot placement.

          o  Bid4Spots,  which  uses a  reverse-auction  model  to  allow  radio stations  to bid  for  advertiser  budget  each  Thursday  for  the following week's broadcast  schedule.  The lowest accepted CPM wins the  order.  Purchase  and sale  transactions  can be  accomplished through this system, but only on a weekly basis.

          o  Scatter.TV,  which recently launched itself as an online television media buying and selling  platform.  Scatter.TV offers to instantly transmit pending media buys to its registered  stations  (broadcast and cable) that are posted by agency buyers or direct retailers.

          o  Spot  Runner,  which  serves as an  automated ad agency that offers templates  for  commercials  and  provides a  web-based  system for
             advertisers   to  customize  and  schedule  the  placement  of  the
             commercials on local television stations in their area.

         Some of these  competitors are more  established,  enjoy greater market recognition and have significantly  greater  financial,  technical and marketing resources than we do. Moreover,  the internet-based  media advertising market is experiencing rapid changes that are affecting the competitive  landscape.  These changes may result in a greater number of competitors with significantly  larger resources than ours. We expect competition to intensify in the future as current competitors  enhance their service  offerings and new competitors  penetrate the market.  Existing  or future  competitors  may  develop  or offer  services  and products that provide  significant  performance,  price or other advantages over those we offer.

         EBAY AND THE ANA INITIATIVE.  On May 9, 2006,  ADVERTISING AGE reported that the Association of National Advertisers ("ANA") would begin to implement an initiative that has been discussed for several years.  This initiative calls for
supporting  the   development  of  an  online  system  to  purchase   television
advertisements.  At the ANA conference in May 2006, a group of retailers, led by
Wal-Mart, Microsoft, Hewlett Packard, Masterfoods, Philips and Lexus, called for advertisers  to commit $50  million  to a test of the  proposed  system.  At the conference,  eBay offered to implement a proposed system  involving the addition of a "media  marketplace"  system that would allow  advertisers to purchase time posted by  advertisers  on eBay and  suggested  that the  proposed  system could involve either a forward or reverse auction system.

         We do not believe that an auction model can best serve the needs of the
overwhelming   majority  of  advertisers.   However,  we  do  believe  that  the
involvement  of the ANA with a formal  initiative  indicates  that  there is now broad  recognition  among  advertisers  that the use of online platforms has the potential to substantially benefit their companies.

         COMPETITIVE  ADVANTAGE.  SWMX believes  that its principal  competitive advantage  is its  ability  to  facilitate  more  efficient  and cost  effective transactions in the media market and its resulting  appeal to both  broadcasters and advertisers.  The SWMX Marketplace has been designed to include support from analytical  and  logistical  aids that help users better manage the media buying

                                       13

and  selling  process.  As a  result,  users can  complete  a  transaction  from inception  through  execution,  verification  and  evaluation  through  the SWMX
Marketplace's integrated process.

         The logistical  support component of the SWMX Marketplace  platform can enable  participants in its marketplace to reduce the time and costs  associated with  implementing and managing the buying and selling  process.  It also allows for greater  accountability in verifying and tracking transactions so that their effectiveness can be better assessed.  SWMX believes that allowing  participants in its system to execute, track and evaluate media transactions more efficiently and cost effectively will permit advertisers to receive a better return on their
media   investment   dollars  and  will   ultimately   broaden  the  market  for
broadcasters.

         Since its system is  designed  to  facilitate  transactions  through an exchange,  it provides  advantages to both  broadcasters and  advertisers.  SWMX believes  that the  ability to  provide  advantages  to both  groups has been an important  reason that the SWMX  Marketplace has been able to grow as quickly as it has.

         Our future  success  will  depend in part on our ability to develop and market new or enhanced  services that adequately  address changes in technology, industry standards and client requirements and gain commercial  acceptance.  Any delay  or  failure  to  develop  new  services  or  to  adapt  our  services  to technological  change and  market  requirements  could  have a material  adverse effect on our competitive position.

INTELLECTUAL PROPERTY

         Our intellectual property rights are important to our business. We rely on a  combination  of  copyright,  trademark  and design  laws,  trade  secrets,
confidentiality   procedures   and   contractual   provisions   to  protect  our
intellectual   property.  We  currently  have  no  issued  patents.  We  require employees, independent contractors and, whenever possible, vendors to enter into confidentiality agreements upon the commencement of their relationships with us.
These  agreements   generally  provide  that  any  confidential  or  proprietary information  developed  by us or on  our  behalf  be  kept  confidential.  These agreements  also  provide  that  any  confidential  or  proprietary  information disclosed to third parties in the course of our business be kept confidential by such third parties.  However, our clients usually own the intellectual  property in the software we develop for them.

         We filed a U.S.  provisional patent application in August 2005. We have the option of submitting  one or more U.S.  patent  applications  based upon our various  applications,  and having as its priority  date, the filing date of the provisional patent application,  based upon the patent application. The terms of any  patents  claiming  priority to this PCT patent  application  will extend 20 years from the priority date. We may file additional  applications  with respect to certain  proprietary  technology we have developed.  We cannot,  however,  be certain that the patents  sought will be granted,  and we cannot be certain that the  patent  filings  will be  sufficient  to  prevent  misappropriation  of our technology or other intellectual property.

         We regard our trade name, trademarks, service marks and domain names as important to our success.  We rely on the law to protect our proprietary  rights to them and we have  taken  steps to  enhance  our  rights by  filing  trademark applications where appropriate. We have registered U.S. trademarks for the marks
SoftWave Media and for the SWMX logo.  Trademark  applications  for the Campaign
Manager and Media Manager are pending in the United States.

         While we believe our  technology  has value,  we do not believe that at present our patent and trademark  filings  afford us a  significant  competitive advantage.

                                       14

         Third parties may assert  infringement  claims against us or claim that we have violated their intellectual property rights. We are obligated under some client contracts to indemnify our clients if claims are made against us alleging that we infringe  on the  proprietary  rights of third  parties.  These  claims, regardless of merit or ultimate  outcome,  could result in significant legal and other  costs,  harm  to our  reputation  and a  distraction  to  management.  In particular,  growth in the number of business method and software patents issued to others may greatly limit the solutions we are able to offer our clients.

PROPERTY AND EQUIPMENT

         SWMX's  principal  executive  offices are located in leased premises of approximately  6,700 square feet of space in Irvington,  New York. SWMX has also entered into a lease for  approximately  23,700  square feet of new space within the same office complex, which it intends to occupy when its existing leases are terminated  and its  existing  space is  vacated.  The new  lease  commences  on
September  1, 2006 and expires on August 31, 2011.  SWMX  believes the new space will be adequate for its  immediate  needs and to satisfy any  additional  needs
SWMX may have as a result of planned  expansion  through  the second  quarter of
2007.  Additional  space may be required as SWMX further expands its activities, but SWMX does not anticipate that its future additional  facilities will involve particular specifications or unusual requirements.

         SWMX's  network  operating  and  development  center is  located at its offices in Irvington,  New York,  with platform  redundancy,  load balancing and backup provided offsite by Level 3  Communications,  Inc., a third party vendor, at another  location in New York. SWMX also anticipates  outsourcing  additional platform  co-location  facilities  through  Level  3  Communications,  Inc.  for
facilities   located  in  Texas  and   California.   SWMX's   operating   center
infrastructure  principally  uses IBM  application,  web, and  database  servers supporting  global traffic  managers,  load balancers and  application  security managers that operate the platform using routing and switch  equipment  provided principally by Cisco Systems and Hewlett Packard. The center's equipment, all of which  is owned  by  SWMX,  also  includes  power  redundancy  and  distribution
equipment.   As  SWMX  introduces  its  television   platform  and  expands  its
operations,  it will purchase additional pieces of the above-described  hardware for continued development of its technology.

EMPLOYEES

         The  Company  currently  has 48  employees,  all of whom are  full-time employees.  SWMX also  currently  engages the services of a number of individual and corporate consultants. We believe our relations with our employees are good.
None of our employees are  represented  by members of any labor union and we are not a party to any collective bargaining agreement.

CORPORATE INFORMATION

         The Company's  corporate  headquarters  are located at 1 Bridge Street,
Irvington, NY 10533. Our general telephone number is (914) 406-8400, and its fax number is (914) 406-8468.

LEGAL PROCEEDINGS

         The Company is not a party to any pending legal proceedings.

FORWARD-LOOKING STATEMENTS

         This Current Report on Form 8-K contains forward-looking statements, as defined in the Private  Securities  Litigation Reform Act of 1995. To the extent that  any  statements  made  in  this  Report  contain  information  that is not

                                       15

historical,  these statements are essentially  forward-looking.  Forward-looking statements  can be identified  by the use of words such as  "expects,"  "plans,"
"will," "may," "anticipates,"  believes," "should," "intends,"  "estimates," and other  words of  similar  meaning.  These  statements  are  subject to risks and uncertainties that cannot be predicted or quantified and,  consequently,  actual
results  may  differ   materially  from  those  expressed  or  implied  by  such
forward-looking  statements.  Such risks and uncertainties are outlined in "Risk
Factors" and include, without limitation:

          o   SWMX's limited and unprofitable operating history;

          o   non-receipt of expected payments;

          o   the possible failure of our information technology systems;

          o   the  ability  to  raise  additional   capital  to  finance  SWMX's
              activities;

          o   the  effectiveness,  profitability,  and the  marketability of its products;

          o   SWMX's ability to attract or retain  qualified  senior  management personnel and research and development staff;

          o   legal and regulatory risks associated with the Merger;

          o   the future trading of SWMX's common stock;

          o   SWMX's ability to operate as a public company;

          o   the period of time for which the proceeds of the Private Placement will enable us to fund our operations;

          o   SWMX's ability to protect its proprietary information;

          o   general economic and business conditions;

          o   the volatility of SWMX's operating results and financial condition; and

          o   SWMX's ability to attract or retain  qualified  senior  management personnel and research and development staff.

         The foregoing  factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K.

         Information  regarding market and industry statistics contained in this
Report  is  included  based on  information  available  to the  Company  that it believes is accurate.  It is generally based on industry and other  publications that are not produced for purposes of securities offerings or economic analysis.
We have not  reviewed  or  included  data from all  sources,  and cannot  assure investors of the accuracy or  completeness  of the data included in this Report.
Forecasts and other forward-looking  information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size,  revenue and market  acceptance of products and services.  The Company does not undertake any obligation to publicly  update any forward-looking  statements.  As a result,  investors should not place undue reliance on these forward-looking statements.

                                       16

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         THE FOLLOWING  DISCUSSION  SHOULD BE READ TOGETHER WITH THE INFORMATION
CONTAINED IN THE FINANCIAL  STATEMENTS AND RELATED NOTES  INCLUDED  ELSEWHERE IN
THIS CURRENT REPORT ON FORM 8-K.

         The  following  discussion  reflects   management's   analysis  of  the
operating  history SWMX and its  predecessor  entity,  Soft Wave Media,  LLC. As such, the discussion  only  represents  management's  current  assessment of the operations  of  the  business.  Since  these  operations  began  only  recently, management is unable to evaluate its performance against comparable periods from prior periods.  There can be no implication  that the results  discussed  herein will  necessarily  continue  into the  future,  or that  any of the  conclusions expressed below will  necessarily be indicative of actual  operating  results in the  future.  This  discussion  should be read in  conjunction  with the audited financial  statements  of Soft Wave  Media,  LLC for the period  from  inception
(August 23, 2005) through  December 31, 2005 as well as the unaudited  financial statements  of SWMX for the three  months  ended  March 31,  2006,  included  as
Exhibit  99.1 to this  Current  Report on Form  8-K.  This  discussion  contains forward-looking statements,  within the meaning of Section 27A of the Securities
Act  of  1933,  as  amended  (the  "Securities  Act"),  and  Section  21E of the
Securities  Exchange  Act of  1934,  as  amended,  and  the  Private  Securities
Litigation  Reform Act of 1995,  including  statements  regarding  our  expected financial position, business and financing plans. These statements involve risks and  uncertainties.  Our actual results could differ materially from the results described  in or  implied  by these  forward-looking  statements  as a result of various  factors,  including those discussed below and elsewhere in this Current
Report on Form 8-K, particularly under the headings "Forward Looking Statements"
and "Risk Factors."

OVERVIEW

         SWMX  operates as an  intermediary  in  implementing  the sale of media time.  Its long-term  goal is to establish and operate a broad-based  electronic media  marketplace  and its strategy is to develop the  clientele and systems to support  that  marketplace  on a phased  basis.  SWMX is in its  early  stage of implementing  this  strategy.  In August 2005,  SWMX was  organized as a limited liability company after it acquired the right to operate a platform for the sale of radio  advertising  that had been developed and tested by several  affiliated companies during the previous several years.  After adding additional  personnel and  securing  additional  investors,  the  business  entity was  merged  into a corporation in January 2006.

         Since inception,  SWMX has considered that the ability to achieve rapid growth in the number of entities  that  participate  in its  marketplace  and to quickly  expand the  marketplace  to include  additional  segments  of the media market will be  essential  to its long run  competitiveness  and  success.  This policy has dictated  that the support  systems  that have been  designed for the marketplace be  sufficiently  robust to accommodate  large,  rapid  increases in volume and be  inherently  scalable so that the  marketplace  can be expanded to incorporate additional market segments without the need for fundamental redesign of its  underlying  systems.  Consequently,  the level of expenses has been high relative to revenues and significant losses have been incurred through March 31,
2006.

         The policy of pursuing rapid growth is based on the assessment that one of the primary risks facing SWMX is the  relatively  low cost of simulating  its business  model  through the creation and  marketing of web sites that appear to offer a product  similar to the SWMX  Marketplace,  but without  the  underlying support systems and productivity features that SWMX provides. To the extent that such low cost  competitors fail to fully deliver on the promise of an electronic media exchange,  the resulting  confusion and  disappointment  could inhibit the acceptance of the SWMX Marketplace.  In addition,  management  believes that, to the extent that SWMX is successful in its efforts to achieve dramatic,  industry

                                       17

wide  efficiencies  in as large a market as global  advertising  media sales, it will attract large, well funded competitors who may be successful in capturing a significant share of the market.  While management considers such competition to be to some extent inevitable and perhaps even beneficial, it believes that a key component of success for any such  marketplace  will be the ability to achieve a large volume of participants in its system early in the trend.

         A related  risk is the risk that the Company  will not be able to raise sufficient  capital to sustain  the level of growth  that  management  considers optimal,  particularly as SWMX's current business model is to promote confidence in its  marketplace  by  acting  as a  principal  in  guaranteeing  payment  for advertising placements. To the extent that payables to broadcasters are incurred and satisfied  faster than receivables  from  advertisers,  SWMX's position as a principal in supporting its marketplace  results in increased  credit risk and a heightened need for cash.

         Other major risks that management has been  addressing  since inception are risks  associated with  developing the human,  physical,  technological  and management  resources  necessary  to sustain  such a high level of growth in its system, the risk of unanticipated  equipment or other systems failures, the risk of  unforeseen  legal or  regulatory  problems  and the need to  develop  robust control systems for a rapidly growing enterprise.

         Financial  highlights since inception in 2005 include SWMX raising $2.0 million,  before  transaction  expenses,  through  the sale of  common  stock in
January  2006.  In connection  with the closing of such equity  placement,  SWMX restructured  a note in the  amount of $1.242  million  that had been  issued to affiliated  entities in  conjunction  with the  formation of SWMX. In connection with entering into the new note and  canceling  the original  Alowex  promissory note, SWMX wrote off the remaining debt discount on the original promissory note and the accrued  interest  payable  thereon,  resulting  in an interest  expense charge of approximately  $195,000 in 2006. The new note is in the amount of $1.4 million,  bears  interest  at the rate of 7% per  annum  and  amortizes  through monthly  payments of principal  and interest from February 2007 to January 2011.
In addition,  in connection  with the closing in January 2006, SWMX entered into letter  agreements  with Alowex and  Remnant  Media,  LLC  (members of Soft Wave
Media,  LLC)  pursuant  to which SWMX  agreed to pay each of Alowex and  Remnant
Media,  LLC $1.3  million in  consideration  for  services  provided to SWMX.  A portion of the proceeds of the Private Placement was used to repay this note. In addition,  the amounts due under the letter agreements were exchanged for shares of common stock in the Private Placement. As of December 31, 2005, SWMX recorded a liability and expense of $2.6 million in connection with these agreements.

CRITICAL ACCOUNTING POLICIES

         Our significant  accounting policies are more fully described in Note 2
of  the  Financial   Statements.   Certain  of  these  accounting  policies  are
particularly  important to our financial  position and results of operations and are included below:

CAPITALIZED SOFTWARE

         In accordance with Statement of Position 98-1, Accounting for the Costs of Computer  Software  Developed  or Obtained  for  Internal  Use ("SOP  98-1"),
certain direct  development  costs  associated  with  internal-use  software are capitalized.  These costs include  external  direct costs of service and payroll costs for employees  devoting time to software projects  principally  related to software coding, designing system interfaces and installation and testing of the software.  These costs are  recorded as fixed  assets and are  amortized  over a period not to exceed three years beginning when the asset is substantially ready for use.  Certain other costs incurred during the preliminary  project stage, as

                                       18

well as maintenance  and training costs are expensed as incurred.  Through March
31, 2006,  SWMX has only  capitalized  the cost of the software  purchased  from
Alowex, a related party, based on the criteria of SOP 98-1.

REVENUE RECOGNITION AND PRESENTATION

         The Company  recognizes revenue when all of the following criteria have been met:  persuasive  evidence of an  arrangement  exists;  services  have been rendered; the price to the customer is fixed and determinable and collectibility from the customer is reasonably assured.  Generally, these criteria are met when the customer's advertisement is aired, and it is at this point that we recognize revenue. In compliance with Emerging Issues Task Force ("EITF") Issue No. 99-19,
Reporting  Revenue  Gross as a Principal  versus Net as an Agent,  SWMX assesses whether SWMX or the third party broadcaster is the primary obligor. In addition,
SWMX gives appropriate consideration to other key indicators such as latitude in establishing price, discretion in broadcaster selection and who has credit risk.
As SWMX  operates  broadly as a network  exchange and the  advertising  industry practice  is to  generally  record  revenue on a net versus  gross  basis,  SWMX believes that there must be strong evidence in place to overcome the presumption of net revenue accounting.  Accordingly,  SWMX has historically recorded revenue net of pass-through  charges,  based on SWMX's assessment of the key indicators.
Should  SWMX  enter into  transactions  where the key  indicators  suggest it is acting as a principal, then SWMX will record the gross amount billed as revenue.

OPERATIONS

         After  experiencing  net  revenues  of  $190,453  and  a  net  loss  of
($3,209,586)  during the period of slightly over four months since  inception in
2005,  net revenues were $208,755 with a loss of ($944,216) for the three months ended March 31, 2006.  The growth in net revenue is  principally  related to the increase  in  activity  in the SWMX  Marketplace.  The  increase  in expenses is related to the establishment of SWMX's infrastructure.

         SWMX uses the following key metrics in evaluating  its progress  toward achieving the goals of its business plan.

          o   Broadcasters  registered  on the  exchange  - the  number of radio stations registered on the exchange
          o   Exchange dollar volume - the dollar value of the advertising  time purchased
          o   Number of  transactions  (spots) - the  number  of  airtime  spots purchased

         At inception in August 2005, there were 170 broadcasters  registered to participate  in the  SWMX  Marketplace.  An  additional  151  broadcasters  were registered as of December 31, 2005. As of March 31, 2006, 562 broadcasters  were registered.

         Net revenues  generated by the SWMX Marketplace are largely  determined by the total  number of ad spots  sold and the value of these  spots,  which are subject  to change  due to  seasonal  and other  factors,  such as the impact of political  campaigns.  Until  May  2006,  the  broadcast  inventory  on the SWMX
Marketplace  was limited to radio spots purchased seven days in advance of sale.
The availability of this inventory is inversely proportional to the availability of spots scheduled in advance (flighting) and the cost of this inventory is also significantly lower than the cost of scheduled inventory.  If SWMX is successful in generating a significant  volume of flighted  sales in the radio and cable TV markets as a result of its current  initiatives,  SWMX's net revenues  should be expected to  increase  overall and follow  seasonal  and other  trends that more closely reflect the overall performance of these segments of the media market.

                                       19

         Since  September  2005,  monthly  exchange dollar volume has risen from
$163,000 to $600,000 in June 2006. The average number of transactions  per month increased from 6,450 to 24,000 during the same period.  Management  expects that the recent introduction of scheduled advertising time to its radio inventory and the  expansion  of the  marketplace  into cable TV will  significantly  increase exchange dollar volume and the number of transactions per month in the remainder of 2006.

LIQUIDITY AND Capital RESOURCES

         We have  historically met our cash requirements and financed our growth principally  through a private  placement  in January 2006 in which $2.0 million was raised,  of which  $200,000  was advanced in December  2005.  Cash flows are summarized in the table below.

                                                                   Three
                                           Period from Inception   months ended
                                           (August 23, 2005) to    March 31,
                                           December 31, 2005       2006
                                           ----------------------  -------------
Net cash used in operating activities              $(120,180)       $(1,143,969)
Net cash used in investing activities                      -           (147,815)
Net cash provided by financing activities            200,000          1,988,889

         As  of  December  31,  2005  and  March  31,  2006,  the  deficit  that accumulated since inception was ($3,209,586) and ($4,153,802),  respectively. As a result of the  operating  losses from  inception and the growth of activity in the SWMX  Marketplace,  which  resulted in an  increase in accounts  receivable,
$120,180 and  $1,143,969  has been used in operating  activities  for the period ended December 31, 2005 and the three months ended March 31, 2006, respectively.
In the  three  months  ended  March 31,  2006,  $147,815  was used in  investing activities to acquire computer and other office equipment as well as software.

         SWMX had a revolving  credit  facility,  provided  by a related  party, which provided for a $1.5 million  revolving  loan,  with an interest rate of 8%
per annum. The revolving credit facility expired upon the receipt of proceeds by
SWMX in the Private Placement.

         SWMX believes it will continue to incur significant operating expenses, including significant expenditures on computer hardware, in order to execute its current  business  plan.  While SWMX  believes  that it has access to sources of working  capital that are  sufficient to fund its operations for the year ending
December  31,  2006,  there  can be no  assurance  that  such  amounts  will  be sufficient to meet its business objectives.

RECENT EVENTS

         On July 26, 2006,  SWMX  completed  the Private  Placement  pursuant to which it sold four  million  shares of common  stock for gross  proceeds  of $12 million,  including  through the  conversion of $2.6 million  Alowex and Remnant
Media,  LLC. In addition,  SWMX used $1.4 million to repay a loan due to Alowex.
Finally, SWMX used $1.5 to repay its revolving credit facility.

RISK FACTORS

         Investing  in  our  common  stock  involves  a  high  degree  of  risk.
Prospective  investors  should  carefully  consider the risks  described  below, together  with all of the other  information  included  or  referred  to in this
Current Report on Form 8-K, before purchasing shares of our common stock.  There are  numerous  and varied  risks,  known and  unknown,  that may prevent us from achieving  our goals.  The risks  described  below are not the only ones we will

                                       20

face. If any of these risks actually occurs, our business,  financial  condition or results of operation may be materially adversely affected.  In such case, the trading  price of our common  stock could  decline and  investors  in our common stock could lose all or part of their investment.

RISKS RELATING TO OUR BUSINESS

WE HAVE A LIMITED  OPERATING  HISTORY  ON WHICH AN  INVESTOR  CAN  EVALUATE  OUR
BUSINESS.

         SWMX  began  operations  in  August  2005 and has a  limited  operating history.  Our limited  operating  history  makes it difficult to predict  future revenues and  operating  expenses.  You must  consider  the risks,  expenses and
difficulties   typically   encountered  by  companies  with  limited   operating
histories,  particularly  companies in new and rapidly expanding markets such as
Internet-based media advertising. These risks include our ability to:

          o   achieve the level of  recognition  and trust  necessary to develop
              and   sustain  the   relationships   with   broadcast   companies,
              advertisers  and third  parties that will allow us to maintain our growth and withstand competition;

          o   generate the ideas and  resources,  including  both  financial and human resources,  necessary to continue to develop and upgrade our technology in order to sustain our business  strategy and maintain our  viability in the  fast-paced  and rapidly  changing  field of
              Internet technologies;

          o   implement  and  improve  operational,   financial  and  management
              information  systems  appropriate  to our  expanding  and changing operations; and

          o   respond  to  competitive   developments   and  adapt  to  industry
              conditions such as consolidation  of existing  competitors and the entry of new competitors.

AS AN EARLY STAGE COMPANY, WE ARE SUBJECT TO MANY UNFORESEEN BUSINESS RISKS.

         The development of Internet-based electronic marketplaces for the media advertising  market is in its infancy.  As a result,  we may be subject to risks that we have not foreseen or fully appreciated.  We are subject to all the risks inherent  in a small  company  seeking to  develop,  market and  distribute  new products.  The  likelihood  of our success  must be  considered  in light of the
problems,   expenses,   difficulties,   complications   and  delays   frequently
encountered  in  connection   with   developing,   introducing,   marketing  and
distributing  new products or services in a competitive  environment.  We cannot guarantee that we will achieve our goals or meet our projections.

OUR BUSINESS MODEL INVOLVES THE ASSUMPTION OF SIGNIFICANT CREDIT RISK.

         In order to serve as a reliable  intermediary  between broadcasters and advertisers, we have assumed the payment risk associated with media purchases by advertisers.  Thus,  although we will purchase media time from  broadcasters  on behalf  of an  advertiser,  we  will  act as a  principal  with  respect  to the broadcaster.  Accordingly,  we may from time to time  assume  substantial  risks associated  with  payables  from  advertisers  who may default in payment due to insolvency or other circumstances. We have not established reserves against such losses at this time and any such  reserves  that we  establish in the future may not be sufficient to entirely mitigate this risk.

                                       21

DEVELOPMENT DELAYS OR COST OVERRUNS MAY NEGATIVELY AFFECT OUR OPERATING RESULTS.

         We  may  experience   development  delays  and  cost  overruns  in  our
development  efforts.  Delays and cost  overruns  could  affect  our  ability to respond to  technological  changes,  evolving  industry  standards,  competitive developments or customer requirements. Also, our products may contain undetected errors,  including security errors that could cause increased development costs, loss of revenue, adverse publicity, reduced market acceptance of our products or services or lawsuits by customers.

WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP SWMX TELEVISIONTM .

         We are currently  developing our SWMX  TelevisionTM  product.  We began beta testing this product in June 2006. This development effort could experience technological  difficulties as it expands or could take more time than expected.
Any delays in the  development  process may increase our  development  costs and delay our ability to generate revenues from this new product. Such a delay would alter the financial  projections provided herein. In addition,  any difficulties in the development process may divert management's attention from other areas of our business which could materially adversely affect us.

OUR BUSINESS MAY SUFFER IF WE ARE UNABLE TO SUCCESSFULLY  IMPLEMENT OUR BUSINESS
MODEL.

         A  significant  part of our  business  model is to generate  revenue by providing interactive  marketing solutions to advertisers,  advertising agencies and  broadcast  companies.  The  profit  potential  for this  business  model is unproven.  We will need to  achieve  broad  market  acceptance  by  advertisers, advertising  agencies and broadcast  companies to be successful.  Our ability to generate  significant  revenue from  advertisers  will depend,  in part,  on our ability  to  contract  with radio and  television  stations  that have  adequate available advertisement space inventory. Further, these broadcast companies must generate sufficient user traffic with demographic  characteristics attractive to our advertisers. The intense competition among media advertising sellers has led to the creation of a number of pricing alternatives for media advertising. These alternatives  make it difficult for us to project  future levels of  advertising revenue and  applicable  gross  margin that can be  sustained by us or the media advertising industry in general.

         Intensive  marketing  and sales  efforts  may be  necessary  to educate prospective  advertisers  regarding  the uses and  benefits  of, and to generate demand for, our products and services.  Advertisers  may be reluctant or slow to adopt a new  approach  that may replace,  limit or compete  with their  existing direct marketing systems. In addition, as online direct marketing is emerging as a new and  distinct  business,  potential  adopters of online  direct  marketing services  will  increasingly  demand  functionality  tailored to their  specific requirements.  We may be unable to meet the demands of these clients. Acceptance of our  new  solutions  will  depend  on the  continued  emergence  of  Internet commerce,  communication  and advertising.  Demand for our new solutions may not become occur or be sustained.

WE MAY REQUIRE  ADDITIONAL  FUNDING TO CONTINUE  DEVELOPING  OUR  TECHNOLOGY AND
MARKETING OUR PRODUCTS.

         Even  with  the  proceeds  of the  Private  Placement,  we may  require additional  funding  to  achieve  the goals  stated  in our  business  plan.  In particular,  we may require working capital to support the initial marketing and distribution of our planned new products.  If we experience  delays in producing our new  products or entering  into  agreements  with  broadcast  companies  and advertisers, we may need more funding than we currently anticipate.

         Whatever our capital  requirements,  adequate  funding,  whether in the form of debt or equity, may not be available on favorable terms, or at all.

                                       22

OUR CONTINUED SUCCESS MAY ATTRACT NUMEROUS IMITATORS.

         The  success of the SWMX  Marketplace  may spawn  imitators.  It is the nature of web-based  businesses  that  competitors  could create the superficial appearance of providing a marketplace for media placements without a significant investment,  even though their systems do not provide the features of our system or the robust infrastructure  underlying our systems. If our potential customers have disappointing experiences with such competitors,  it may hinder our ability to persuade  them to  participate  in our system.  In addition,  our success may encourage larger, better known and better financed firms to replicate or reverse engineer our systems, or induce key employees to work for them, allowing them to quickly gain significant  market share at our expense,  despite our best efforts to protect our proprietary systems, processes and know how.

LARGER AND  BETTER-FINANCED  COMPETITORS  MAY AFFECT OUR  ABILITY TO OPERATE OUR
BUSINESS AND ACHIEVE PROFITABILITY.

         Management is aware of similar  products that compete directly with our products and some of the companies developing these similar products are larger, better-financed  companies that may develop  products  superior to ours. Many of our current and prospective  competitors  are larger and have greater  financial resources,  which could  create  significant  competitive  advantages  for those companies. Our future success depends on our ability to compete effectively with our  competitors.  As a result,  we may have  difficulty  competing with larger, established competitor companies. Generally, these competitors have:

          o   substantially   greater   financial,   technical   and   marketing
              resources;

          o   larger customer bases;

          o   better name  recognition;  ando potentially more expansive product
              offerings.These  competitors are likely to command a larger market share,  which may enable them to establish a stronger  competitive
              position  than  we  have,  in  part,   through  greater  marketing
              opportunities.  If we fail  to  address  competitive  developments quickly  and  effectively,  we may not be able to  remain a viable entity.

WE DEPEND ON OUR KEY PERSONNEL AND THE LOSS OF THEIR  SERVICES OR THE FAILURE TO
ATTRACT   ADDITIONAL   HIGHLY  SKILLED  PERSONNEL  COULD  ADVERSELY  AFFECT  OUR
OPERATIONS.

         If we are  unable  to  maintain  our  key  personnel  and  attract  new employees  with high levels of  expertise  in those areas in which we propose to engage,  without  unreasonably  increasing our labor costs, the execution of our business  strategy may be hindered and our growth  limited.  We believe that our success  is  largely  dependent  on  the  continued  employment  of  our  senior management and the hiring of strategic key personnel at reasonable  costs. We do not have  "key-person"  insurance  on the  lives of any of our key  officers  or management  personnel to mitigate the impact to our company that the loss of any of them would cause.  Specifically,  the loss of any of our  executive  officers would disrupt our  operations and divert the time and attention of our remaining officers.  If any of our current  senior  managers  were unable or  unwilling to continue  in his or her  present  position,  or if we were  unable to  attract a sufficient  number of qualified  employees at  reasonable  rates,  our business, results of operations  and  financial  condition  will be  materially  adversely affected.

OUR ANTICIPATED GROWTH COULD STRAIN OUR RESOURCES.

         We expect to grow at a rate that will place a significant strain on our managerial,  operational and financial resources. To manage this growth, we will have to develop and install  operational and financial systems, as well as hire,

                                       23

train and manage new employees. We may not be able to locate, hire and train the individuals  needed to  sustain  the  growth of our  business  at the  levels we anticipate.  We cannot assure you that we have made adequate  allowances for the costs and risks  associated  with this growth,  that our  procedures or controls will be adequate to support our operations,  or that our management will be able to  successfully  offer and expand our products.  If we are unable to manage our growth effectively, our business could be materially adversely affected.

OUR  REVENUE  COULD  DECLINE  IF WE  FAIL TO  EFFECTIVELY  MANAGE  OUR  EXISTING
ADVERTISING  INVENTORY,  AND OUR  GROWTH  COULD BE IMPEDED IF WE FAIL TO ACQUIRE
ACCESS TO NEW ADVERTISING INVENTORY.

         Our success  depends in part on our ability to  effectively  market and manage the  advertising  inventory made available on the SWMX  Marketplace.  The broadcast companies that list their advertising  inventory with us are not bound by long-term contracts.  In addition,  broadcast companies can change the amount of inventory  they make  available to us at any time. If a media outlet  decides not to make advertising  space from its stations  available to us, we may not be able to  replace  this  advertising  space  with  advertising  space  from other broadcast  companies that have comparable traffic patterns and user demographics quickly enough to fulfill our advertisers'  requests.  This would result in lost
revenue.   We  expect  that  our  customers'   requirements   will  become  more
sophisticated  as customers  become more  accustomed to our system as a means of purchasing advertising time. If we fail to manage our system effectively to meet our customers' changing requirements, our revenue could decline. Our growth also depends on our  ability  to expand our  advertising  inventory.  To attract  new advertisers,  we must  maintain a consistent  supply of  attractive  advertising space.  Our ability to attract  new  broadcast  companies  to our network and to retain  broadcast  companies  currently  in our  network  will depend on various factors, some of which are beyond our control. These factors include our ability to introduce new and innovative services,  our ability to efficiently manage our existing advertising inventory,  our pricing policies and the cost-efficiency to broadcast  companies of outsourcing all or part of their  advertising  sales. In addition,  the number of  competing  intermediaries  that  purchase  advertising inventory  from  broadcast  companies  continues  to  increase.  The size of our inventory may not increase or even remain constant in the future.

OUR  TECHNOLOGY   SOLUTIONS  MAY  NOT  BE  SUCCESSFUL  AND  MAY  CAUSE  BUSINESS
DISRUPTION.

         Our proprietary  advertisement  serving technology is intended to serve as our sole  advertisement  serving  solution.  We have  developed  a variety of products to work on or with this  platform.  Some of these  products are not yet available or are only  available in beta version.  We must,  among other things, ensure that the technology will function  efficiently at high volumes,  interact properly with our database,  offer the  functionality  demanded by our customers and  integrate  our sales and  reporting  functions.  We must  further  complete
development  of  our  beta  products.   This   development   effort  could  fail
technologically  or could  take more time than  expected.  Customers  may become dissatisfied  by any  system  failure  that  interrupts  our  ability to provide
services  to  them,   including   failures  affecting  our  ability  to  deliver
advertisements without significant delay to the viewer or listener. Sustained or repeated  system  failures would reduce the  attractiveness  of our solutions to advertisers, advertising agencies and broadcast companies and result in contract terminations,  fee rebates and other accommodations that would likely reduce our revenue.  Slower response time or system failures may also result from straining the  capacity of our  systems  due to an  increase in the volume of  advertising delivered  through our servers.  If we fail to effectively  address any capacity constraints  or  system  failures,  our  business,  results  of  operations  and financial condition could be materially and adversely affected.

WE MIGHT EXPERIENCE SIGNIFICANT DEFECTS IN OUR PRODUCTS.

         Software  products  frequently  contain errors or failures,  especially when first  introduced  or when new versions are released.  We might  experience significant  errors or  failures  in our  products,  or they might not work with

                                       24

other hardware or software as expected, which could delay the enhancement of our products, or which could adversely affect market acceptance of our products. Any significant  product  errors or design  flaws  would  slow the  adoption  of our products  and cause damage to our  reputation,  which would  seriously  harm our
business.   If  customers  were  dissatisfied  with  product   functionality  or
performance,  we could lose  revenue or be subject to  liability  for service or warranty  costs and claims,  and our business,  operating  results and financial condition could be adversely affected.

OUR  NETWORK IS  SUBJECT TO  SECURITY  RISKS  THAT COULD HARM OUR  BUSINESS  AND
REPUTATION AND EXPOSE US TO LITIGATION OR LIABILITY.

         Online  commerce and  communications  depend on the ability to transmit confidential  information  and  licensed  intellectual  property  securely  over private and public networks. Any compromise of our ability to transmit and store such information and data securely,  and any costs associated with preventing or eliminating  such  problems,  could  damage our  business,  hurt our  ability to distribute  products and services and collect revenue,  threaten the proprietary or confidential  nature of our technology,  harm our reputation and expose us to litigation or liability.  We also may be required to expend significant  capital or other resources to protect against the threat of security  breaches or hacker attacks  or to  alleviate  problems  caused by such  breaches  or  attacks.  Any successful  attack or breach of our security could hurt consumer  demand for our products and services,  expose us to consumer class action lawsuits and harm our business.

OUR REVENUES ARE SUBJECT TO FLUCTUATIONS DUE TO GENERAL ECONOMIC CONDITIONS.

         Expenditures by advertisers tend to vary in cycles that reflect overall economic conditions as well as budgeting and buying patterns.  Our revenue could be materially  reduced by a decline in the economic  prospects of advertisers or the economy in general,  which could alter current or  prospective  advertisers'
spending  priorities  or budget  cycles or extend our sales  cycle.  Due to such risks, you should not rely on  quarter-to-quarter  comparisons of our results of operations as an indicator of our future results.

WE MAY BE UNABLE TO PROMOTE AND MAINTAIN OUR BRANDS.

         We believe that  establishing  and maintaining the brand  identities of our products and services is a critical  aspect of  attracting  and  expanding a large client base.  Promotion and  enhancement of our brands will depend largely on our success in continuing to provide high quality  service.  If businesses do not perceive our existing services to be of high quality, or if we introduce new services or enter into new business ventures that are not favorably  received by businesses,  we will risk  diluting  our brand  identities  and  decreasing  our attractiveness to existing and potential customers.

         In order to attract and retain  customers  and to promote and  maintain brands in  response  to  competitive  pressures,  we may also  have to  increase substantially  our financial  commitment to creating and  maintaining a distinct brand  loyalty  among our  customers.  If we incur  significant  expenses  in an attempt to improve  our  services  or to promote and  maintain  our brands,  our business,  prospects,  financial  condition and results of  operations  could be materially adversely affected.  Moreover,  any brand identities we establish may be diluted as a result of any  inability to protect our  trademarks  and service marks or  domain  names,  which  could  have a  material  adverse  effect on our business, prospects, financial condition and results of operations.

WE MAY NOT BE ABLE TO ADEQUATELY  PROTECT OUR  PROPRIETARY  RIGHTS,  WHICH WOULD
HAVE A NEGATIVE IMPACT ON OUR OPERATIONS.

         Our ability to compete  partly depends on the  superiority,  uniqueness and value of our technology,  including both internally developed technology and

                                       25

technology  licensed from third parties.  To protect our proprietary  rights, we rely on a  combination  of patent,  trademark,  copyright and trade secret laws, confidentiality  agreements with our employees and third parties, and protective contractual  provisions.  Despite these efforts, any of the following may reduce the value of our intellectual property:

          o   Our applications for patents,  trademarks and copyrights  relating to our  business  may  not be  granted  and,  if  granted,  may be challenged or invalidated;

          o   Issued patents,  trademarks and copyrights may not provide us with any competitive advantages;

          o   Our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology;

          o   Our efforts may not prevent the  development  and design by others of products or  technologies  similar to or  competitive  with, or superior to those we develop; or

          o   Another  party may obtain a  blocking  patent and we would need to either  obtain a license  or design  around the patent in order to continue  to  offer  the  contested  feature  or  service  in  our products.

         In addition, we may not be able to effectively protect our intellectual property  rights in certain  foreign  countries  where we may do business in the future or from which  competitors  may  operate.  Our  inability  to  adequately protect our proprietary rights would have a negative impact on our operations.

WE MAY BE FORCED TO LITIGATE TO DEFEND OUR INTELLECTUAL  PROPERTY RIGHTS,  OR TO
DEFEND  AGAINST  CLAIMS BY THIRD  PARTIES  AGAINST US RELATING  TO  INTELLECTUAL
PROPERTY RIGHTS.

         Disputes  regarding the ownership of technologies and rights associated with media,  digital distribution and online businesses are common and likely to arise in the  future.  We may be forced to  litigate  to  enforce  or defend our intellectual  property rights,  to protect our trade secrets or to determine the validity and scope of other parties'  proprietary  rights.  Any such  litigation could be very  costly  and  could  distract  our  management  from  focusing  on operating our  business.  The existence  and/or  outcome of any such  litigation could harm our business.

WE MAY BE SUBJECT TO CLAIMS THAT WE HAVE  INFRINGED  THE  PROPRIETARY  RIGHTS OF
OTHERS OR EXCEEDED THE SCOPE OF LICENSES THAT WE HAVE PREVIOUSLY OBTAINED, WHICH
COULD  REQUIRE  US TO  OBTAIN A LICENSE  OR PAY  ADDITIONAL  FEES OR CHANGE  OUR
DESIGNS OR TECHNOLOGY.

         We can give no assurances that  infringement  or invalidity  claims (or claims for  indemnification  resulting  from  infringement  claims)  will not be asserted or prosecuted  against us or that any such  assertions or  prosecutions will not  materially  adversely  affect our business.  Regardless of whether any such claims are valid or can be successfully  asserted,  defending  against such claims could cause us to incur significant costs and could divert resources away from our other activities.  In addition,  assertion of infringement claims could result in injunctions  that prevent us from  distributing  our products.  If any claims or actions  are  asserted  against us, we may seek to obtain a license to the intellectual  property rights that are in dispute. Such a license may not be available on  reasonable  terms,  or at all,  which could force us to change our software designs or other technology.

                                       26

IF WE EXPAND INTO  INTERNATIONAL  MARKETS,  OUR INEXPERIENCE  OUTSIDE THE UNITED
STATES WOULD INCREASE THE RISK THAT OUR INTERNATIONAL EXPANSION EFFORTS WILL NOT
BE SUCCESSFUL, WHICH WOULD IN TURN LIMIT OUR PROSPECTS FOR GROWTH.

         We may explore  expanding  our business to other  countries.  Expansion
into  international  markets  requires  significant   management  attention  and
financial  resources.  In addition,  we may face the following risks  associated with any expansion outside the United States:

          o   challenges caused by distance, language and cultural differences;

          o   legal, legislative and regulatory restrictions;

          o   currency exchange rate fluctuations;

          o   economic instability;

          o   longer payment cycles in some countries;

          o   credit risk and higher levels of payment fraud;

          o   potentially adverse tax consequences; and

          o   higher costs associated with doing business internationally.

         These risks could harm our international expansion efforts, which would in turn harm our business prospects.

OUR BUSINESS AND OPERATING  RESULTS WILL SUFFER IF OUR SYSTEMS OR NETWORKS FAIL,
BECOME  UNAVAILABLE OR PERFORM POORLY SO THAT CURRENT OR POTENTIAL  USERS DO NOT
HAVE ADEQUATE ACCESS TO OUR PRODUCTS, SERVICES AND WEBSITES.

         Our ability to provide our products and services to our  customers  and operate  our  business  depends,  in part,  on the  continued  operation  of our information  systems and networks.  A significant  or repeated  reduction in the performance,  reliability or availability of our information systems and network infrastructure  could harm our  ability to conduct  our  business,  and harm our reputation and ability to attract and retain users,  customers,  advertisers and content providers.

         Problems with our systems and networks could result from our failure to adequately  maintain and enhance these systems and networks,  natural  disasters and similar events,  power failures,  intentional actions to disrupt our systems and networks and many other causes.

         We do not currently have fully  redundant  systems or a formal disaster recovery plan, and we may not have adequate business  interruption  insurance to compensate us for losses that may occur from a system outage.

WE MAY BE SUBJECT TO MARKET RISK AND LEGAL LIABILITY IN CONNECTION WITH THE DATA
COLLECTION CAPABILITIES OF OUR PRODUCTS AND SERVICES.

         Many of our  products are  interactive  Internet  applications  that by their very nature require  communication between a client and server to operate.
To provide better consumer experiences and to operate effectively,  our products send  information  to our servers.  Many of the services we provide also require

                                       27

that a user provide  certain  information  to us. We post an  extensive  privacy policy  concerning the  collection,  use and disclosure of user data involved in interactions between our client and server products. Any failure by us to comply with our posted privacy policy and existing or new legislation regarding privacy issues  could impact the market for our  products  and  services,  subject us to litigation and harm our business.

CHANGES  IN THE  MANAGEMENT  OF THE RADIO  AND  TELEVISION  STATIONS  THAT WE DO
BUSINESS WITH COULD HAVE AN ADVERSE AFFECT ON OUR BUSINESS.

         Many of the arrangements  with radio and television  stations with whom we do business are based on personal  relationships  with the stations'  current management.  A change in the  management  of these  stations  may  result in new management  discontinuing  the use of our services.  The loss of stations  could result in a reduction in our  revenues,  which would have an adverse  effect our business.

WE MAY BE EXPOSED TO POTENTIAL  LIABILITIES,  INCLUDING LIABILITIES ARISING FROM
ALLEGATIONS THAT OUR CLIENTS'  ADVERTISING CLAIMS ARE FALSE OR MISLEADING OR OUR
CLIENTS' PRODUCTS ARE DEFECTIVE.

         From  time to time,  we may be,  or may be joined  as, a  defendant  in litigation brought against our clients by third parties,  including our clients'
competitors,  governmental or regulatory bodies or consumers for  advertisements that are  broadcast on stations  through our order  process.  These  litigations could include claims alleging that:

          o   advertising  claims made with respect to our clients'  products or services are false, deceptive or misleading;

          o   our clients' products are defective or injurious; or

          o   marketing  and  communications  materials  created for our clients infringe on the proprietary rights of third parties.

         If, in those  circumstances,  we are not insured under the terms of our insurance policies or are not indemnified under the terms of our agreements with clients  or this  indemnification  is  unavailable  for these  claims,  then the damages,  costs,  expenses or  attorneys'  fees arising from any of these claims could have an adverse effect on our prospects,  business,  results of operations and financial condition.  Although we maintain insurance, this insurance may not be available,  or if available  may not be  sufficient to cover any claim,  if a significant adverse claim is made.

IF OUR ADVERTISERS'  CAMPAIGNS ARE UNSUCCESSFUL,  THEY MAY DISCONTINUE USING OUR
SERVICES,  WHICH COULD RESULT IN A LOSS IN REVENUES THAT WOULD ADVERSELY  AFFECT
OUR BUSINESS.

         Success in advertising  involves many factors including,  among others, ratings,  creative,  frequency  of ad  time,  station  selection  and  location.
Although we will  endeavor to ensure the success of our  advertisers'  campaign, there is no assurance that the campaign will be successful.  If our advertisers'
campaigns  are  unsuccessful,  we may  lose  their  business  as well as fail to attract new  advertisers.  This could  result in a loss in  revenues  that would adversely affect our business.

WE HAVE A CONCENTRATION OF SALES FROM A LIMITED AMOUNT OF ADVERTISERS,  THE LOSS
OF WHICH COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS.

         Although we continue to add advertisers,  our five largest  advertisers represented  82% of our total net revenue for the period from inception  through

                                       28

December 31,  2005.  Similarly,  for the three months ended March 31, 2006,  our five  largest  advertisers  contributed  84% of our  total net  revenues.  Under present  conditions,  the  loss of any one of  these  advertisers  could  have a material adverse effect on our operations and financial condition.

WE MAY BE  ADVERSELY  AFFECTED IF DATA FROM THIRD PARTY  PROVIDERS  IS NO LONGER
AVAILABLE TO US.

         We are  dependent  on data from third party  providers  such as Nielsen
Media Research,  Arbitron,  Inc. and FYI Television,  Inc. Although we currently have contracts  with these vendors to provide us this data, we cannot  guarantee that  these  contracts  will be  renewed  or, if  renewed,  that such  terms are acceptable  to us. If we are unable to obtain such data,  our  business  will be adversely affected.

RISKS RELATING TO OUR INDUSTRY

INTERPRETATION   OF  EXISTING  LAWS  OR  REGULATIONS  THAT  DID  NOT  ORIGINALLY
CONTEMPLATE THE INTERNET COULD HARM OUR BUSINESS AND OPERATING RESULTS.

         The  application  of existing  laws  governing  issues such as property ownership,  copyright and other intellectual  property issues to the Internet is not clear. Many of these laws were adopted before the advent of the Internet and do not  address  the unique  issues  associated  with the  Internet  and related technologies.  In many cases, the relationship of these laws to the Internet has not yet been interpreted.  New interpretations of existing laws may increase our costs, require us to change business practices or otherwise harm our business.

CHANGES IN THE EXISTING  LAWS OR  REGULATIONS  IN RESPONSE TO THE CHANGES IN OUR
INDUSTRY COULD HARM OUR BUSINESS AND OPERATING RESULTS.

         Broadcasters  and,  to a lesser  extent,  advertisers  are  subject  to various  laws and  regulations  that may be  changed in  response  to changes in industry practices, such as the development of our marketplace. Such changes may increase our costs,  require us to change  business  practices or otherwise harm our business.

         In particular, the operation of radio and television broadcast stations is subject to regulation by the Federal  Communications  Commission (the "FCC").
Congress  and  the FCC are  currently  considering  new  laws,  regulations  and policies  regarding a wide variety of matters,  including  requiring stations to provide free political time. The amount of time available for advertising may be reduced if such a regulation were to be  implemented.  A reduction in the amount of available  advertising  time could cause a reduction in our  revenues,  which would adversely affect our business.

RISKS RELATING TO OUR COMMON STOCK

OUR STOCK PRICE MAY BE VOLATILE.

         The market  price of our common  stock is likely to be highly  volatile and could  fluctuate  widely in price in  response to various  factors,  many of which are beyond our control, including the following:

          o   technological  innovations  or new  products and services by us or our competitors;

          o   intellectual property disputes;

          o   additions or departures of key personnel;

                                       29

          o   sales of our common stock (particularly following effectiveness of
              the  resale  registration   statement  required  to  be  filed  in
              connection with the Private Placement);

          o   our ability to execute our business plan;

          o   operating results that fall below expectations;

          o   loss of any strategic relationship;

          o   industry developments;

          o   economic and other external factors; and

          o   period-to-period fluctuations in our financial results.

         In addition,  the securities markets have from time to time experienced significant  price and volume  fluctuations  that are unrelated to the operating
performance  of  particular  companies.   These  market  fluctuations  may  also
materially and adversely affect the market price of our Common Stock.

WE  HAVE  NEVER  PAID  DIVIDENDS  AND DO NOT  EXPECT  TO  PAY  DIVIDENDS  IN THE
FORESEEABLE  FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR
COMMON STOCK.

         We have  never  paid  cash  dividends  on our  common  stock and do not anticipate doing so in the foreseeable  future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic  factors  affecting  it at such  time as our  board  of  directors  may consider relevant. If we do not pay dividends,  a return on an investment in our common stock will only occur if our stock price appreciates.

AS WE HAVE  BECOME  PUBLIC BY MEANS OF A REVERSE  MERGER,  WE MAY NOT BE ABLE TO
ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

         There may be risks  associated  with SWMX's  becoming  public through a
"reverse merger."  Securities  analysts of major brokerage firms may not provide coverage of us. No  assurance  can be given that  brokerage  firms will,  in the future,  assign  analysts to cover the Company or want to conduct any  secondary offerings on our behalf.

OUR  COMMON  STOCK  MAY BE  DEEMED A "PENNY  STOCK",  WHICH  WOULD  MAKE IT MORE
DIFFICULT FOR OUR INVESTORS TO SELL THEIR SHARES.

         Our common  stock may be subject to the  "penny  stock"  rules  adopted under  Section  15(g) of the  Securities  Exchange Act of 1934.  The penny stock rules apply to non-Nasdaq companies whose common stock trades at less than $5.00 per share or that have  tangible  net  worth of less  than  $5.0  million  ($2.0 million if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than "established  customers" complete certain  documentation,  make suitability inquiries of investors and provide investors with certain information concerning trading  in  the  security,  including  a risk  disclosure  document  and  quote information under certain circumstances.  Many brokers have decided not to trade penny  stocks  because of the  requirements  of the penny  stock rules and, as a result,  the number of  broker-dealers  willing to act as market  makers in such securities  is  limited.  Remaining  subject  to the penny  stock  rules for any significant  period could have an adverse effect on the market,  if any, for our securities.  If our securities  are subject to the penny stock rules,  investors will find it more difficult to dispose of our securities.

                                       30

         Furthermore,  for  companies  whose  securities  are  traded in the OTC
Bulletin  Board,  it is more  difficult to obtain  accurate  quotations,  obtain coverage for  significant  news events because major wire services  generally do not publish press releases about such companies and obtain needed capital.

SALES OF A SUBSTANTIAL  NUMBER OF SHARES OF OUR COMMON STOCK MAY CAUSE THE PRICE
OF OUR COMMON STOCK TO DECLINE.

         If our stockholders sell substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options, the market  price of our common  stock could fall.  These sales also may make it more difficult for us to sell equity or equity-related  securities in the future at a time and price that we deem reasonable or appropriate.

ADDITIONAL STOCK OFFERINGS MAY DILUTE CURRENT STOCKHOLDERS.

         Given  our  expansion  plans  and  our  expectation  that  we may  need additional  capital and  personnel,  we may need to issue  additional  shares of capital stock or securities  convertible  or  exercisable  for shares of capital
stock,   including  preferred  stock,  options  or  warrants.  The  issuance  of additional capital stock may dilute the ownership of our current stockholders.

OUR DIRECTORS, EXECUTIVE OFFICERS AND ENTITIES AFFILIATED WITH THEM BENEFICIALLY
OWN A  SUBSTANTIAL  NUMBER OF SHARES  OF OUR  COMMON  STOCK,  WHICH  GIVES  THEM
SIGNIFICANT  CONTROL OVER CERTAIN MAJOR DECISIONS ON WHICH OUR  STOCKHOLDERS MAY
VOTE AND MAY DISCOURAGE AN ACQUISITION OF US.

         Our executive officers,  directors and affiliated persons  beneficially own, in the  aggregate,  approximately  52.5% of our  outstanding  common  stock following the completion of the Private Placement and the Merger.  Additionally,
these  figures do not reflect the  increased  percentages  that the officers and directors  own if they  exercise  any stock  options that may be granted to them under employee incentive plans or if they otherwise acquire additional shares of our common stock. The interests of our current officers and directors may differ from the interests of other stockholders.  As a result,  these current officers, directors  and  affiliated  persons  will have  significant  influence  over all corporate actions requiring stockholder approval,  irrespective of how our other stockholders may vote, including the following actions:

          o   elect or defeat the election of our directors;

          o   amend or prevent  amendment of our certificate of incorporation or bylaws;

          o   effect  or  prevent a  merger,  sale of assets or other  corporate transaction; and

          o   control  the  outcome  of  any  other  matter   submitted  to  the
              stockholders for vote.

         Management's  stock ownership may discourage a potential  acquirer from making a tender offer or otherwise  attempting to obtain control of us, which in turn could reduce our stock price or prevent our  shareholders  from realizing a premium over our stock price.

PROVISIONS IN OUR CHARTER  DOCUMENTS AND UNDER DELAWARE LAW MAY PREVENT OR DELAY
A CHANGE OF CONTROL  OF US AND COULD  ALSO LIMIT THE MARKET  PRICE OF OUR COMMON
STOCK.

         Provisions of our certificate of incorporation  and bylaws,  as well as provisions of Delaware corporate law, may discourage, delay or prevent a merger, acquisition or other change in control of our company,  even if such a change in

                                       31

control would be  beneficial  to our  stockholders.  These  provisions  may also prevent  or  frustrate  attempts  by our  stockholders  to replace or remove our management. These provisions include:

          o   prohibiting  the  stockholders  from  fixing  the  number  of  our directors;

          o   authorizing  our board of directors to designate  the terms of and issue new series of preferred stock without additional stockholder approvals;

          o   limiting  the  individuals  who may call a special  meeting to our non-executive chairman,  chief executive officer,  president,  the majority  of  our  board  of  directors  or  the  majority  of our stockholders; and

          o   requiring   advance   notice   for   stockholder   proposals   and
              nominations.

         We are subject to the provisions of Section 203 of the Delaware General
Corporation   Law,  which  limits   business   combination   transactions   with
stockholders  of 15% or more of our  outstanding  voting stock that our board of directors has not approved.  These provisions and other similar  provisions make it more difficult for stockholders or potential  acquirers to acquire us without negotiation.  These provisions may apply even if some  stockholders may consider the transaction beneficial to them.

         These  provisions  could limit the price that  investors are willing to pay in the future for shares of our common stock.  These  provisions  might also discourage  a  potential  acquisition  proposal  or  tender  offer,  even if the acquisition  proposal  or  tender  offer is at a premium  over the then  current market price for our common stock.

FAILURE TO CAUSE A REGISTRATION STATEMENT TO BECOME EFFECTIVE IN A TIMELY MANNER
COULD MATERIALLY ADVERSELY AFFECT US.

         We have agreed,  at our expense,  to prepare a  registration  statement covering  the shares of common  stock  offered in the private  placement  and to cause us to use our best efforts to file that  registration  statement  with the
SEC within 15 days of the first closing of the Private Placement. There are many reasons,  including  those over which we have no control,  which could delay the
filing  or  effectiveness  of  the  registration  statement,   including  delays
resulting from the SEC review process and comments raised by the SEC during that process.  Failure to cause a registration statement to be filed or to respond to comments from the SEC in a timely manner could  materially  adversely affect our
Company and result in fees in the form of cash or stock to be paid to  investors in the private placement.

BEING A PUBLIC COMPANY WILL INCREASE OUR ADMINISTRATIVE  COSTS AND MAY ADD OTHER
BURDENS.

         As a public company,  we will incur significant  legal,  accounting and other  expenses  that we did not incur as a private  company.  In addition,  the
Sarbanes-Oxley  Act of 2002,  rules  implemented  by the Securities and Exchange
Commission,  or SEC, and new listing  requirements of the Nasdaq National Market have required changes in corporate governance practices of public companies.  We expect  these new rules and  regulations  to  increase  our legal and  financial compliance costs and to make some activities more time consuming and costly.  We also expect these new rules and  regulations  to make it more difficult and more expensive for us to obtain director and officer liability insurance,  and we may be required to accept reduced  coverage or incur  substantially  higher costs to obtain  coverage.  These  new  rules  and  regulations  could  also make it more difficult  for us to  attract  and  retain  qualified  members  of our  board of directors, particularly those serving on our audit committee.

                                       32

WE WILL BE EXPOSED TO RISKS  RELATING TO  EVALUATIONS  OF OUR INTERNAL  CONTROLS
OVER FINANCIAL  REPORTING  REQUIRED BY SECTION 404 OF THE  SARBANES-OXLEY ACT OF
2002.

         As a public company, absent an available exemption, we will be required to comply with Section 404 of the  Sarbanes-Oxley  Act by no later than December
31, 2007.  However,  we cannot be certain as to the timing of  completion of our evaluation,  testing  and  remediation  actions or the impact of the same on our operations.  Furthermore,  upon  completion  of this  process,  we may  identify control deficiencies of varying degrees of severity that remain unremediated. As a public  company,  we will be required to report,  among other things,  control deficiencies that constitute a "material  weakness." A "material  weakness" is a significant deficiency, or combination of significant deficiencies, that results in more than a remote  likelihood that a material  misstatement of the annual or interim  financial  statements will not be prevented or detected.  If we fail to implement  the  requirements  of  Section  404 in a timely  manner,  we might be subject to sanctions or investigation by regulatory agencies such as the SEC. In addition,  failure to comply with  Section 404 or the report by us of a material weakness may cause investors to lose confidence in our financial  statements and the  trading  price of our common  stock may  decline.  If we fail to remedy any material weakness, our financial statements may be inaccurate, our access to the capital  markets may be restricted and the trading price of our common stock may decline.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information regarding the members of our board of directors and our executive  officers and other significant  employees.
All of our officers and directors  were  appointed on July 26, 2006, the closing date of the  Merger.  All of our  directors  hold  office  until the next annual meeting of  stockholders  and their  successors  are duly  elected and  qualify.
Executive officers serve at the request of the board of directors.

 Name                       Age  Position
 ----                       ---  --------
Joshua Wexler               39   Director, Chief Executive Officer and Treasurer
Stavros Aloizos             44   Director and Chief Technology Officer
Charles Omphalius           34   Director and President
Bill Figenshu               55   Chief Operating Officer
James Caci                  41   Chief Financial Officer
Michael Caprio              31   Executive Vice President and Secretary
Gary Lee (1)(3)             57   Non-Executive Chairman and Director
Rick Boyko (1)(2)(3)        57   Director
Bruce L. Lev (2)(3)         62   Director
Jerry Shereshewsky (1)(2)   60   Director
-----------------
(1) Member of the compensation committee.
(2) Member of the audit committee.
(3) Member of the corporate governance and nominations committee.

JOSHUA WEXLER is chief executive  officer,  director and treasurer of SWMX as of
July 26, 2006 and has served in the same positions for SoftWave Media  Exchange,
Inc. since its inception in January 2006. Prior to co-founding  SWMX, Mr. Wexler was chief executive officer of Zysys Solutions,  Inc., an information technology
and  software   development   firm  he   co-founded  in  August  2002  to  serve

                                       33

organizations  across a broad spectrum of industries.  His  responsibilities  at
Zysys included  management of client  relationships,  business  development  and directing  execution of client  initiatives.  Zysys developed the SWMX platform, and Mr. Wexler continued to serve as its chief executive  officer until December
2005.  In 1991,  he  co-founded  Hypnotic  Hats  Ltd.,  a boutique  apparel  and accessories  company,  and served as its vice  president  until 1997.  From 1997 until August 2003, Mr. Wexler was a vice president of NW Direct,  Inc., a design and development firm.

STAVROS  ALOIZOS is chief  technology  officer,  director and chief architect of
SWMX as of July 26, 2006 and has served in the same positions for SoftWave Media
Exchange,  Inc.  since its inception in January  2006.  In August 2005,  Messrs.
Aloizos and Wexler  formed  Alowex,  LLC to pursue the  development  of the SWMX
Marketplace. Prior to that, Mr. Aloizos headed the technology development of the
SWMX  Marketplace  as a consultant  for Zysys.  Mr.  Aloizos was a consultant to
Zysys and  other  companies  from  1996  through  2005  developing  web site and operations  management  architecture  and applications for the design of digital media and to improve  communication  and  business  process  efficiency  between design teams and production facilities.

CHARLES  OMPHALIUS is president and director of SWMX as of July 26, 2006 and has served  in the same  positions  for  SoftWave  Media  Exchange,  Inc.  since its inception in January 2006. Prior to co-founding  SWMX, Mr. Omphalius  co-founded
Integrated  Marketing and Promotional  Solutions Inc.  ("IMPS"),  an advertising media buying  agency,  in 2003, and served as its chief  operating  officer from inception  through 2006.  From 2001 until 2003, Mr.  Omphalius  served as senior account manager at CBS Viacom.  Prior to 2001, he served as an account executive at ABC/Disney Radio. Mr. Omphalius holds a B.A. of Communications from the State
University of New York at New Paltz.  Mr. Omphalius served in the U.S. Army from
1991 to 1993.

BILL  FIGENSHU  is chief  operating  officer of SWMX as of July 26, 2006 and has served in the same position for SoftWave  Media  Exchange,  Inc.  since February
2006.  Prior to joining SWMX,  Mr.  Figenshu was  president and chief  executive officer  of  FigMedia1,  LLC,  a  consulting  firm he  founded  in 2005 to serve companies  and  individuals  within the  broadcast  industry  and  institutional financial analysts. From 2003 to 2005, he served as western region president for
Citadel  Broadcasting  Corporation  where he was charged with  re-organizing the firm's Western  operations,  including the management and performance of over 70 stations.  From  2001 to 2003,  Mr.  Figenshu  was  named one of the Top 40 Most
Influential People in Radio by Radio Ink magazine.  From 1999 to 2003, he served as senior vice president at CBS/Infinity  Broadcasting  where he was responsible for oversight and  management of 112 major market radio  stations.  From 1997 to
1999,  Mr.  Figenshu was senior vice president at Chancellor  Media  Corporation where he was charged with managing the transition and  integration of operations following the organization's sale to Clear Channel Communications.  From 1986 to
1997, Mr.  Figenshu  served as president of Viacom Radio,  where he helped build the company from its inception and helped create  significant  radio franchises, including WLTW (Lite FM). From 1986 to 1997, Mr. Figenshu served on the board of the National  Association  of  Broadcasters  (NAB) and from 1987 to 1997 he also served on the board of the Radio Advertising Bureau (RAB).

JAMES CACI is chief financial officer of SWMX as of July 26, 2006 and has served in the same position for SoftWave Media Exchange,  Inc. since May 2006. Prior to joining SWMX, Mr. Caci served from 2002 to 2006 as chief  financial  officer and
vice  president  of  finance  for  Global  Consultants,   Inc.,  an  information
technology  consulting and services firm.  From 2000 to 2002, Mr. Caci served as chief financial  officer and vice president of finance for Viecore,  Inc., an IT services firm. From 1994 to 2000, Mr. Caci was chief financial  officer and vice president of finance,  treasurer and secretary for Datatec Systems, Inc., then a publicly traded IT services firm.  Prior to joining Datatec  Systems,  Inc., Mr.
Caci was a manager  with Arthur  Andersen,  LLP where he worked for eight years.
Mr. Caci is a registered  CPA, and has a B.S., cum laude,  from Montclair  State
University.

                                       34

MICHAEL  CAPRIO is executive  vice resident and secretary of SWMX as of July 26,
2006 and has served in the same  positions  for SoftWave  Media  Exchange,  Inc.
since its  inception in January  2006.  In addition,  he served as a director of
SoftWave  Media  Exchange,  Inc.  from January  2006 until April 2006.  Prior to co-founding  SWMX,  Mr. Caprio was  co-founder  and executive  vice president of
IMPS.   Co-founded  by  Messrs.   Caprio   Omphalius  in  September  2003,  IMPS
commissioned the development of the SWMX Marketplace.  From 2002 until September
2003,  Mr.  Caprio  served as media  marketing  consultant  with CBS Radio's new business development team, the Infinity Promotions Group, New York. Form 1998 to
2002, Mr. Caprio served as an account  executive at ABC/Disney  Radio.  Prior to serving at ABC, Mr. Caprio held  positions in the marketing  department  for the
New York  Football  Giants  and  served  in  public  relations  for the New York
Knickerbockers.  Mr.  Caprio  holds a B.A.  in  political  science  from  Ramapo
College.

GARY LEE is  non-executive  chairman  and  director of SWMX as of July 26, 2006.
Prior to the Merger,  Gary Lee served in the same  positions for SoftWave  Media
Exchange,  Inc.  having  joined its board of  directors in April 2006 and having been  elected  non-executive  chairman  in June  2006.  Mr.  Lee has been  chief operating officer of Ogilvy & Mather North America since January 2000 and in the office of the  chairman  since  January  2006.  Mr. Lee has also served as Chief
Financial  Officer of Y&R Worldwide and taught  accounting at the  University of
Toronto.  He sits on a number  of  committees  of the  American  Association  of
Advertising Agencies.

RICK BOYKO joined our board of directors  on July 26,  2006,  having  previously served on the board of directors of SoftWave Media Exchange Inc. from April 2006 until the Merger. Mr. Boyko currently serves as the managing director of the VCU
Adcenter, a graduate program in advertising at Virginia Commonwealth University.
Prior to that, Mr. Boyko served as  co-president  and chief creative  officer of
Ogilvy & Mather,  New York,  from 1997 through 2003. In 1998,  Mr. Boyko assumed the additional  responsibility  of chief creative  officer of the North American region.  Mr.  Boyko  joined  Ogilvy & Mather  Worldwide,  Inc.  in 1989 and held various executive creative positions.

JERRY  SHERESHEWSKY  joined  our board of  directors  on July 26,  2006,  having previously served on the board of directors of SoftWave Media Exchange Inc. from
April  2006  until  the  Merger.  Mr.  Shereshewsky  has  served  as  ambassador plenipotentiary  to Madison  Avenue for Yahoo!  Inc.  since 1998.  He previously served as senior vice  president  with Yoyodyne from 1995 to 1998.  From 1990 to
1995,  Mr.  Shereshewsky  served as vice  president  for  marketing  and special products at Bertelsmann Music Group.  Prior to joining  Bertelsmann Music Group, he served as a senior vice  president with Young & Rubicam from 1969 to 1990. He also  sits on the  advisory  board  of the  Adcenter  at  Virginia  Commonwealth
University.

BRUCE L. LEV joined our board of directors on July 26, 2006,  having  previously served on the board of directors of SoftWave Media Exchange Inc. from April 2006 until the Merger.  Mr. Lev is a managing  director of Loeb  Partners  Corp.,  an investment  firm in New York, New York.  Previously,  he served as vice chairman and director of USCO Logistics from 2000 to 2003 and as executive vice president of corporate  and legal  affairs of Micro  Warehouse  Inc., a computer  products retailer that was then publicly  traded,  from 1995 to 2000. Mr. Lev sits on the
Board of Directors of AirDat,  LLC,  Flagler  Construction  Co, LLC,  Pittsfield
Plastics Inc, and Ultramercial, LLC, all of which are privately held.

         There are no family  relationships  among our  directors  and executive officers.

MEETINGS OF OUR BOARD OF DIRECTORS

         Each of Edgemont-NV's and Edgemont-DE's board of directors did not hold any meetings during the year ended October 31, 2005.

                                       35

BOARD COMMITTEES

         AUDIT  COMMITTEE.  The members of the audit  committee are Messrs.  Lev
(chairman),  Boyko and Shereshewsky.  The board of directors has determined that
Mr. Lev is an audit committee  financial expert, as such term is defined in Item
401(e) of Regulation S-B as promulgated  pursuant to the Securities Act. Each of the members of the audit committee is independent  from SWMX, as independence is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities  Dealers.  The primary purpose of the audit committee is to assist the board of  directors  in  fulfilling  its  responsibility  to oversee  SWMX's financial reporting activities. The audit committee is responsible for reviewing with both SWMX's independent certified public accountants and management, SWMX's accounting and reporting principles,  policies and practices,  as well as SWMX's accounting, financial and operating controls and staff.

         COMPENSATION COMMITTEE. The compensation committee,  which is comprised
of  Messrs.   Shereshewsky  (chairman),   Boyko  and  Lee,  is  responsible  for
establishing  and  reviewing  the  appropriate  compensation  of  directors  and officers of SWMX, for reviewing employee  compensation plans and for considering and making grants and awards under, and  administering,  SWMX's equity incentive plans.

         CORPORATE   GOVERNANCE  AND   NOMINATIONS   COMMITTEE.   The  corporate
governance and nominations  committee is comprised of Messrs.  Boyko (chairman),
Lev and Lee.  The  corporate  governance  and  nominations  committee  develops, recommends and oversees  implementation of corporate  governance  principles for the  Company,  recommends  criteria  for  service  as  a  director  and  reviews candidates to serve as directors. In addition, it considers  recommendations for director  nominees  from a wide  variety of  sources,  including  members of the
Company's board,  business  contacts,  community leaders,  third-party  advisory services and members of management.  The committee  also  considers  stockholder recommendations  for director  nominees that are properly received in accordance with applicable rules and regulations of the SEC.

DIRECTOR COMPENSATION

CASH COMPENSATION

         Each non-employee  member of the Company's Board of Directors  receives
$15,000 per year,  $1,000 for attending  each  additional  meeting over four and
$500 for each additional  telephonic  meeting  attended over four.  Non-employee directors  that also serve on committees  of the Board of Directors,  other than the audit committee, receive an additional $1,500 per year, with the chairperson receiving $2,500 per year. With respect to the audit committee, its non-employee chairperson  receives an annual payment of $6,000,  and each non-employee  audit committee member receives $2,000 per year.

STOCK COMPENSATION

         Each non-employee member of the Company's Board of Directors received a grant upon joining the Board of Directors of SWMX of 150,000 stock options at an exercise  price of $0.50,  75,000 of which vests in six months and the remainder of which  vests in one year.  In  addition,  the  non-executive  chairman of the
Company's  Board of  Directors  received  from SWMX a grant of 25,000  shares of stock and 125,000 stock options at an exercise  price of $0.50,  of which 50,000 vested  immediately and 75,000 vests in one year. All of such options stock were assumed by the  Company in the Merger and became  exercisable  for shares of the
Company's common stock.

                                       36

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The  following  summary  compensation  table sets forth,  for the years indicated,  all cash  compensation  paid,  distributed  or accrued for services, including salary and bonus amounts,  rendered in all capacities by the Company's chief  executive  officer and all other  executive  officers who received or are entitled  to  receive  remuneration  in excess of  $100,000  during  the  stated
periods.

                                                                                            Long-term
                                                                                            Compensation
                                               Annual Compensation                          Awards
                                               -----------------------------------------    -----------------
                                                                                            Securities
                                                                         Other Annual       Underlying
                                     Fiscal    Salary          Bonus     Compensation       Options/
Name and Principal Position          Year      ($)             ($)       ($)                SARs (#)
-------------------------------------------------------------------------------------------------------------
William Iversen                      2005      $        0      --        --                 $     0
PRESIDENT AND CHIEF FINANCIAL
OFFICER, DIRECTOR

OPTION GRANTS IN LAST FISCAL YEAR

         We did not grant any stock options to the executive officers during our first  fiscal  year which  ended  October  31,  2005.  Neither  Edgemont-NV  nor
Edgemont-DE  has granted any stock  options  since  October  31,  2005,  however options for the purchase of 2,370,000 shares of common stock were issued by SWMX to directors and executive officers, of which 250,000 are currently exercisable.
All of said options were assumed by the Company in connection with the merger.

         During the year ended October 31, 2005, none of our executive  officers exercised any stock options.

EMPLOYMENT AGREEMENTS

         Through its wholly-owned  subsidiary,  SWMX, the Company has employment agreements with Joshua Wexler, its chief executive  officer;  Charles Omphalius, its  president;  Stavros  Aloizos,  its chief  technology  officer;  and Michael
Caprio,  its  executive  vice  president  that are  substantially  identical and provide  for an initial  term of three  years  expiring  on January  19, 2009 at annual base salaries of $300,000.  In addition,  the  executives are entitled to participate  in any  annual  bonus  plan  or  equity  based  incentive  programs maintained by SWMX. If SWMX terminates the employment of any of these executives for cause (as defined in the  employment  agreements)  or the executive  resigns
without  good  reason  (as  defined  in  the  employment   agreements),   SWMX's
obligations  are limited  generally to paying the executive his base salary only through the  termination  date. If SWMX  terminates the  executive's  employment without  cause or the  executive  resigns  with good  reason,  SWMX is generally obligated to continue to pay the executive's  compensation  for the remainder of the term.

         The  employment  agreement  with Bill  Figenshu,  our  chief  operating officer, provides for an initial term of two years expiring on January 31, 2008.
In addition to his annual salary of $240,000,  Mr.  Figenshu is entitled to such vacation time, sick leave,  perquisites of office,  fringe benefits,  incentive, retirement,  profit-sharing,  life, medical,  disability and other benefit plans

                                       37

and programs and other terms and  conditions  of  employment  as SWMX  generally provides to its executives  having rank and seniority at SWMX  comparable to the chief operating officer. If SWMX terminates his employment for cause (as defined in such  employment  agreement),  SWMX's  obligations  are limited  generally to paying Mr. Figenshu his base salary only through the  termination  date. If SWMX terminates Mr. Figenshu's  employment without cause, SWMX is generally obligated to continue to pay Mr. Figenshu's compensation for a period of six months.

         The employment  agreement with James Caci, our chief financial officer, provides for an initial term of two years  expiring on May 1, 2008.  In addition to his annual salary of $240,000,  Mr. Caci is entitled to such  vacation  time, sick leave,  perquisites  of office,  fringe  benefits,  incentive,  retirement, profit-sharing,  life, medical,  disability and other benefit plans and programs and other terms and conditions of employment as SWMX  generally  provides to its executives  having rank and seniority at SWMX  comparable to the chief financial officer.  If SWMX  terminates  his  employment  for  cause (as  defined  in such employment  agreement),  SWMX's  obligations are limited generally to paying Mr.
Caci his base salary only through the  termination  date. If SWMX terminates Mr.
Caci's employment without cause, SWMX is generally  obligated to continue to pay
Mr. Caci's compensation for a period of three months.

STOCK OPTION PLANS

         In July 2006, SWMX's board of directors  adopted,  and its shareholders approved,  the 2006 Stock  Option Plan (the  "Plan").  As of July 26,  2006,  no
options have been granted  pursuant to the Plan.  The stock option plan provides for the issuance of both incentive stock options,  within the meaning of Section
422  of the  Internal  Revenue  Code  of  1986,  as  amended  (the  "Code")  and nonqualified  stock options.  Options granted for non-employee  directors do not qualify as  incentive  stock  options  within the  meaning of Section 422 of the
Code. The plan is  administered  by the  compensation  committee of the Board of
Directors, and any director,  officer and employee is eligible to receive grants of stock options.

         Stock options  awarded by SWMX will generally have an exercise price of
100% of the fair  market  value of the  common  stock  on the date of  grant,  a ten-year  term and become  exercisable  in  accordance  with a vesting  schedule determined by the board of directors. The Company has reserved 630,000 shares of common  stock  for  issuance  in  connection  with this  plan.  The Plan will be administered by the compensation committee of the board of directors.

         The Company assumed all  outstanding  options granted by SoftWave Media
Exchange,  Inc. in connection with the Merger.  As of July 26, 2006,  options to purchase  2,370,000  shares were  outstanding,  of which  options to purchase an aggregate of 250,000 shares were exercisable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the Company with respect to the  beneficial  ownership of the  Company's  Common Stock as of
July 26, 2006, by (1) all persons who are beneficial owners of 5% or more of its voting securities stock, (2) each director,  (3) each executive officer, and (4)
all directors  and  executive  officers as a group.  The  information  regarding beneficial  ownership  of the  Company's  common  stock  has been  presented  in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such  person,  directly or  indirectly,  has or shares  voting power or investment  power, and to beneficially  own any shares of the Company's  capital stock as to which  such  person has the right to  acquire  voting or  investment power  within 60 days  through the  exercise of any stock option or other right.

                                       38

The percentage of beneficial  ownership as to any person as of a particular date is  calculated  by dividing (a) (i) the number of shares  beneficially  owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment  power within 60 days by (b) the total number of shares  outstanding  as of such date,  plus any shares  that such person has the right to acquire from the Company within 60 days.  Including those shares in the tables does not, however,  constitute an admission that the named stockholder is a  direct  or  indirect  beneficial  owner  of those  shares.  Unless  otherwise indicated,  each person or entity  named in the table has sole voting  power and investment  power (or shares that power with that person's  spouse) with respect to all shares of capital stock listed as owned by that person or entity.

                                                 Common Stock Beneficially Owned
                   Name                           Shares              Percentage
5% STOCKHOLDERS
John I. Keay, Jr.                                21,706,825 (2)         10.5%
Robert A. Berman (3)                             20,180,000 (4)          9.8

EXECUTIVE OFFICERS AND DIRECTORS
Joshua Wexler                                    34,296,667 (5)         16.7
Stavros Aloizos                                  35,231,667 (6)         17.1
Charles Omphalius                                17,106,824 (7)          8.3
Bill Figenshu                                       200,000 (8)          *
James Caci                                                0              0
Michael Caprio                                   21,346,824 (9)         10.4
Gary Lee                                             75,000 (10)         *
Rick Boyko                                                0              0
Bruce L. Lev                                              0              0
Jerry Shereshewsky                                        0              0
All directors and officers as a group (10       108,256,982 (11)        52.5%
     persons)
-----------------
* Less than 1%.

(1)      Unless otherwise indicated, the address of each stockholder,  director, and executive  officer  listed above is SWMX,  Inc., One Bridge Street,
         Irvington, New York 10533.

(2)      Includes (a) 17,866,825 shares owned directly by John I. Keay, Jr., (b)
         1,920,000  shares  owned by Keay  Family LLC and (c)  1,920,000  shares owned by Suzanne Keay, Mr. Keay's wife.  Mr. Keay disclaims  beneficial ownership of the shares owned by Suzanne Keay.

(3)      Robert Berman's address is 735 Starlight Road, Monticello, NY 12701.

(4)      Includes (a) 18,900,000 shares owned directly by Robert A. Berman,  (b)
         500,000  shares owned by Debbie  Berman,  Mr.  Berman's  wife,  and (c)
         780,000 shares owned by Vista Development,  LLC, of which Mr. Berman is the sole  member.  Mr.  Berman  disclaims  beneficial  ownership of the shares owned by Debbie Berman.

                                       39

(5)      Includes (a) 22,080,000  shares owned  directly by Joshua  Wexler,  (b)
         7,000,000  shares owned by Wex Holdings LLC, (c) 5,000,000 shares owned by Christine Wexler,  Mr. Wexler's wife and (d) 216,667 shares owned by
         Alowex, LLC. Mr. Wexler is the Manager of Wex Holdings LLC and owns 50%
         of its  membership  interests.  The Alowex,  LLC shares  represent  Mr.
         Wexler's  proportional  interest in shares  owned by Alowex,  LLC.  Mr.
         Wexler disclaims  beneficial ownership of the shares owned by Christine
         Wexler.

(6)      Includes (a) 25,000,000  shares owned directly by Stavros Aloizos,  (b)
         15,000  shares  owned by Aloizos AAU Fund,  LLC, (c)  5,000,000  shares owned by Aloizos  Family  LLC,  (d)  5,000,000  shares  owned by Doreen
         Aloizos, Mr. Aloizos' wife and (e) 216,667 shares owned by Alowex, LLC.
         Mr.  Aloizos is the manager of the  Aloizos  Family LLC and owns 50% of its  membership  interests.  Mr.  Aloizos  also is the manager and sole member of the Aloizos AAU Fund LLC.  The Alowex,  LLC shares  represent
         Mr. Aloizos's proportional interest in shares owned by Alowex, LLC. Mr.
         Aloizos  disclaims  beneficial  ownership of the shares owned by Doreen
         Aloizos.

(7)      Includes (a) 12,330,824  shares owned directly by Charles Omphalius and
         (b) 4,776,000  shares owned by Omphalius  Family LLC. Mr.  Omphalius is the manager of the Omphalius Family LLC and its sole member.

(8)      Represents  options that are currently  exercisable into 200,000 shares of common stock.

(9)      Includes (a) 15,586,824 shares owned directly by Michael Caprio and (b)
         5,760,000  shares  owned by 84 Limited  LLC of which Mr.  Caprio is the sole member.

(10)     Consists of (a) 25,000  shares of common stock and (b) 50,000 shares of common stock issuable upon exercise of options held by Mr. Lee.

(11)     Includes  250,000  shares of common  stock  issuable  upon  exercise of options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On August 23, 2005,  Soft Wave Media,  LLC, the predecessor to SWMX and the Company,  entered  into an Agreement of Sale with Alowex,  an entity that is wholly-owned  by Joshua  Wexler and Stavros  Aloizos,  two of our  directors and executive  officers,  pursuant to which Alowex sold to Soft Wave Media,  LLC the software and any  intellectual  property  related to the Remnant Radio platform, which is the predecessor to the SWMX Radio platform in exchange for a promissory note in the  original  principal  amount of  $1,242,000.  The note  provided for interest  at a rate of 4% per annum,  with  monthly  payments of  principal  and interest  commencing on September 1, 2005.  However, no amounts were paid during
2005,  and the note was  restructured  on January  19,  2006,  at which time the original  promissory note was exchanged for a new note issued by us to Alowex in the amount of $1.4  million.  The new note  provides  for  monthly  payments  of interest at the rate of 7% per annum  commencing  February  19, 2006 and monthly principal and interest  payments of $33,524  commencing  February 19, 2007 until
January 19, 2011 on which date all  outstanding  principal and accrued  interest becomes due and payable.  As a result of the Private Placement,  the note became payable as its terms provided that if SWMX received gross proceeds from the sale of equity securities in any single or a series of related  transactions in which the amount raised equaled or exceeded $10.0 million,  the entire note, including accrued interest, became due and payable.

         On January 19, 2006, in  consideration  for services  provided to us by
Alowex  and  Remnant  Media,  LLC,  an  entity  that is  controlled  by  Charles
Omphalius,  Michael Caprio and John I. Keay, Jr., two of our executive  officers and  an  employee  who  owns  more  than  10%  of  our  common  stock,  and  the contributions  that each had made to the growth and  development of the Company, its software and its website,  we agreed to pay each party $1.3  million.  These

                                       40

obligations  were paid in the Private  Placement  through the conversion of such obligations into shares of the Company's common stock.

         During the period ended  December 31, 2005,  Soft Wave Media,  LLC, the predecessor to the Company,  received consulting services as well as web hosting services totaling $650,000 from companies owned by stockholders of the Company.

         On January 19, 2006, we entered into an advisory  agreement  with Vista
Development, LLC for a term of one year pursuant to which we agreed to pay Vista
Development,  LLC a monthly fee of $15,000 plus expenses. Vista Development, LLC and its owner, Robert A. Berman, are stockholders of the Company.

         On May 15, 2006, we entered into a line of credit letter agreement with
Soft Wave Funding,  LLC pursuant to which Soft Wave Funding,  LLC made available to us a line of credit in the  amount  of  $1,500,000.  Such  loans  shall  bear interest at a rate of 8% per annum.  The outstanding  balance of $1.2 million as of July 26,  2006  became  payable  as a result of the  Private  Placement.  The members of Soft Wave Funding, LLC, Robert A. Berman and Scott A. Kaniewski,  are
stockholders of the Company.

                  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Reference is made to the  disclosure  set forth under Item 4.01 of this
Current  Report  on  Form  8-K,  which  disclosure  is  incorporated  herein  by reference.

ITEM 3.02.     UNREGISTERED SALES OF EQUITY SECURITIES

         (a) In  connection  with the Merger,  as of July 26, 2006,  the Company accepted  subscriptions for a total of 160 units in the Private Placement,  each unit  consisting of 25,000 shares of our common  stock,  at a purchase  price of
$75,000  per  unit,  from  accredited  investors  pursuant  to  the  terms  of a confidential private offering memorandum,  dated June 19, 2006, as supplemented.
We  received  gross  proceeds  from such  closing of the  Private  Placement  of
4,000,000  shares  including  through the  conversion  of  $2,600,000 of accrued liabilities owed to Alowex and Remnant Media, LLC.

         The Private  Placement was made solely to  "accredited  investors,"  as that term is defined in Regulation D under the Securities Act. The units and the common stock were not  registered  under the  Securities  Act, or the securities laws of any state,  and were offered and sold in reliance on the exemption  from registration  afforded  by  Section  4(2) of the  Securities  Act and  Rule  506
promulgated  under the  Securities  Act and  corresponding  provisions  of state securities laws, which exempt transactions by an issuer not involving any public offering.

         The company intends to use approximately $5,500,000 of the net proceeds of the Private  Placement to repay  outstanding  payable  obligations  which the
Company has  accrued,  $700,000 to pay the costs of the  Private  Placement  and currently  intends to use an  additional  $5,800,000  primarily  for general and corporate purposes,  including for server,  storage and network hardware,  sales and marketing, hardware and software, new employees, office furniture, equipment and improvements and general working capital.

         In  connection  with the  Merger,  each  share  of  SWMX's  issued  and outstanding  immediately  prior to the closing of the Merger was converted  into the right to receive one share of the Company's common stock. 200,025,000 shares of common stock of the Company were issued to the former holders of common stock of SWMX on July 26, 2006 in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

                                       41

DESCRIPTION OF SECURITIES

         Our authorized  capital stock consists of 250,000,000  shares of common stock,  $0.01 par value per  share.  Immediately  following  the  Merger and the closing of the Private Placement for $12,000,000,  there were 205,925,000 shares of common stock issued and outstanding.

COMMON STOCK

         The holders of common  stock are  entitled  to one vote per share.  Our certificate of incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably such  dividends,  if any, as may be declared by the board of directors out of legally  available funds.  However, the current policy of the board of directors is to retain earnings,  if any, for operations and growth. Upon liquidation,  dissolution or winding-up, the holders of common  stock are  entitled  to share  ratably in all assets that are legally available  for  distribution.  The holders of common  stock have no  preemptive, subscription, redemption or conversion rights.

REGISTRATION RIGHTS

         Pursuant to a registration  rights agreement (the "Registration  Rights
Agreement"),  we have  agreed  to file a  registration  statement  with  the SEC registering  the  resale  of all  shares  of common  stock  sold in the  Private
Placement (the "Resale Registration Statement") on or before the date that is 15 days after the date of the  closing of the  Private  Placement.  We will use our best efforts to maintain the effectiveness of the Resale Registration  Statement from the effective  date through and until all securities  registered  under the
Resale  Registration  Statement  have been sold or are otherwise able to be sold pursuant to Rule  144(k),  at which time exempt sales by the  purchasers  of the shares of common  stock sold in the  Private  Placement  may be  permitted.  The
Company has also agreed to use its best efforts to have the Resale  Registration
Statement  declared  effective by the SEC as soon as possible and, in any event, within 120 days after the initial filing date.

         The Company is obligated  to pay to each  purchaser of shares of common stock in the Private Placement a monthly fee of 1% of the purchaser's investment
(prorated for partial  periods),  payable in cash or common stock at Fair Market
Value (as defined in the Registration  Rights  Agreement),  in the discretion of
SWMX,  up to a maximum  of 6%,  for each month (i) in excess of 60 days that the
Resale Registration Statement has not been filed, (ii) in excess of 21 days that we fail to respond to the  initial  comments  of the SEC,  and (iii) in which we fail to use its best  efforts to cause the Resale  Registration  Statement to be declared effective.

         We  are  required  to  pay  all  expenses  in   connection   with  this
registration,   other  than   underwriting   discounts  and   commissions.   The
registration  rights agreement  contains customary  indemnification  provisions, pursuant to which each party is obligated  to  indemnify  the other party in the event  of  material  misstatements  or  omissions  in a  registration  statement attributable to that party.

         The description of registration  rights is qualified in its entirety by reference to the form of Registration Rights Agreement filed herewith as Exhibit
10.4.

         In  addition,  pursuant  to the  Merger,  the  Company  has assumed the obligations of SWMX pursuant to that certain Stockholder and Registration Rights
Agreement,  dated as of January 19, 2006, as amended,  included as Exhibits 10.5 and 10.6 to this  Current  Report on Form 8-K,  pursuant to which the Company is obligated to include for  registration  the resale of the shares of common stock of the Company issued to the former  stockholders of SWMX received in connection with the Merger.

                                       42

LOCK-UP AGREEMENTS

         All  shares  of  common  stock  held  by the  founders  of the  Company
(together  with the  shares  held by certain  of their  respective  affiliates), aggregating  150,063,636  shares of common  stock,  (the "Lock Up  Shares")  are subject to lock-up  provisions  that provide  restrictions on the future sale of common stock by the holders.  These lock-up provisions provide, in general, that the Lock Up Shares may not, directly or indirectly,  be offered,  sold,  offered for sale,  contracted for sale,  hedged or otherwise  transferred or disposed of for a period of nine (9) months  after the date of the  closing  of the  Private
Placement  except that  holders  may dispose of up to one percent  (1%) of their holdings beginning six (6) months after the date of such closing.

MARKET PRICE AND DIVIDENDS

         SWMX is, and has always  been,  a  privately-held  company and now is a wholly-owned  subsidiary  of the  Company.  There is not,  and never has been, a public market for the  securities of SWMX.  SWMX has never  declared or paid any cash dividends on its capital stock. In addition, there has never been a trading market for Edgemont-NV's common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General  Corporation Law ("DGCL") provides, in  general,  that a  corporation  incorporated  under  the laws of the State of
Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or  proceeding  (other than a  derivative  action by or in the right of the corporation)  by  reason of the fact  that  such  person  is or was a  director, officer,  employee  or agent of the  corporation,  or is or was  serving  at the request of the corporation as a director,  officer, employee or agent of another enterprise,  against expenses (including attorneys' fees), judgments,  fines and amounts paid in settlement  actually and  reasonably  incurred by such person in connection  with such action,  suit or  proceeding  if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation,  and, with respect to any criminal action or  proceeding,  had no reasonable  cause to believe such  person's  conduct was unlawful.  In the  case of a  derivative  action,  a  Delaware  corporation  may indemnify any such person against expenses (including  attorneys' fees) actually and  reasonably  incurred  by such  person in  connection  with the  defense  or settlement  of such action or suit if such  person  acted in good faith and in a manner  such  person  reasonably  believed  to be in or not  opposed to the best interests of the  corporation,  except that no  indemnification  will be made in respect of any claim,  issue or matter as to which  such  person  will have been adjudged to be liable to the corporation  unless and only to the extent that the
Court of  Chancery  of the State of  Delaware  or any other  court in which such action was brought  determines such person is fairly and reasonably  entitled to indemnity for such expenses.

         Our  certificate  of  incorporation  and bylaws  provide that SWMX will indemnify its  directors,  officers,  employees and agents to the fullest extent and in the manner  permitted by the provisions of the DGCL, as amended from time
to  time,   subject  to  any   permissible   expansion  or  limitation  of  such
indemnification,  as  may be  set  forth  in  any  stockholders'  or  directors'
resolution or by contract. In addition, our director and officer indemnification agreements  with each of its  executive  officers and directors  provide,  among other  things,  for the  indemnification  to the  fullest  extent  permitted  or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification  in  connection  with any claim (as such term is  defined in the agreement)  initiated by the indemnitee  against us or our directors or officers unless we join or consent to the  initiation of such claim,  or the purchase and sale of  securities  by the  indemnitee  in  violation  of Section  16(b) of the
Exchange Act.

                                       43

         Any  repeal  or  modification  of  these  provisions  approved  by  the
Company's stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of our directors or officers  existing as of the time of such repeal or modification.

         We are also permitted to apply for insurance on behalf of any director, officer,  employee or other  agent for  liability  arising  out of his  actions, whether or not the DGCL would permit indemnification.

ANTI-TAKEOVER  EFFECT OF DELAWARE LAW, CERTAIN  PROVISIONS OF OUR CERTIFICATE OF
INCORPORATION AND BYLAWS

         Our certificate of incorporation and bylaws include provisions that are intended to enhance the  likelihood of continuity  and stability in our board of directors  and in its  policies.  These  provisions  might  have the  effect  of delaying or preventing a change in control of us and may make more difficult the removal of incumbent management even if such transactions could be beneficial to the interests of stockholders. These provisions include:

         LIMITATION  OF  DIRECTOR  LIABILITY.  As  permitted  by the  DGCL,  our certificate of  incorporation  includes a provision that permits the elimination of  personal  liability  of our  directors  for  monetary  damages for breach of fiduciary duty as a director, except for liability for:

          o   o any  breach  of the  director's  duty  of  loyalty  to us or our stockholders;

          o   o acts or omissions not in good faith or that involve  intentional misconduct or a knowing violation of law;

          o   o unlawful  payments of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the DGCL; or

          o   oany  transaction  from which the  director  derived  an  improper personal benefit.

         Such limitation of liability may not apply to liabilities arising under the federal  securities  laws and does not affect the  availability of equitable remedies such as injunctive relief or rescission.  In addition and in accordance with the DGCL,  we are  permitted to secure  insurance on behalf of any officer, director,  employee or other agent for any  liability  arising out of his or her actions  in such  capacity,  regardless  of  whether  indemnification  would  be permitted  under the DGCL.  We  currently  maintain,  and intend to  continue to maintain, liability insurance for our directors and officers.

         RIGHT  TO FIX THE  SIZE OF OUR  BOARD  OF  DIRECTORS.  Pursuant  to our
certificate  of   incorporation,   subject  to  specific   rights  of  preferred
stockholders,  our board of directors has exclusive  authority to fix the number of directors constituting our board.

         ACTION BY STOCKHOLDERS.  A stockholder or group of stockholders will be unable to require the call of a special meeting of stockholders  unless they own at least a majority of our outstanding voting stock.

         DELAWARE ANTI-TAKEOVER LAW. We are subject to the provisions of Section
203 of the DGCL,  which  applies to  "business  combinations"  such as a merger, asset or stock sale or other  transaction that result in financial benefit to an
"interested stockholder".  An "interested stockholder" is a person who, together with affiliates and associates,  owns, or within three years prior, did own, 15%
or more of a  corporation's  outstanding  voting  stock.  Section 203  generally prohibits a publicly  held  Delaware  corporation  from  engaging in a "business combination"  with an  "interested  stockholder"  for a period  of  three  years following  the time  that the  stockholder  became  an  interested  stockholder, unless:

                                       44

          o   prior to entering  into the  business  combination,,  the board of
              directors  of  the   corporation   approved  either  the  business
              combination or the  transaction  that resulted in the  stockholder becoming an interested stockholder;

          o   upon   consummation  of  the  transaction  that  resulted  in  the stockholder  becoming an interested  stockholder,  the  interested stockholder  owned  at  least  85%  of  the  voting  stock  of the corporation  outstanding  at the time the  transaction  commenced, excluding  for  purposes  of  determining  the  number  of  shares outstanding,  those shares owned by persons who are  directors and
              also  officers,   and  employee  stock  plans  in  which  employee
              participants  do not have the  right to  determine  confidentially whether  shares  held  subject to the plan will be  tendered  in a tender or exchange offer; or

          o   on or  subsequent  to  that  time,  the  business  combination  is approved by the board of directors and  authorized at an annual or special meeting of stockholders,  and not by written  consent,  by the  affirmative  vote of at least  two-thirds of the  outstanding voting stock that is not owned by the interested stockholder.

         This provision may have the effect of delaying, deterring or preventing a change in control over us without further actions by our stockholders.

TRADING INFORMATION

         Our  common  stock  is  currently  approved  for  quotation  on the OTC
Bulletin Board  maintained by the National  Association  of Securities  Dealers,
Inc. under the symbol EGMR.OB,  but is not trading.  We intend to notify the OTC
Bulletin  Board as soon as  practicable of our name change and to obtain the new symbol  SWMX.OB.  We may,  assuming we satisfy  all  necessary  initial  listing requirements,  apply to have our common  stock  listed for trading on the Nasdaq
Capital  Market,  although  we cannot be certain  that our  application  will be approved.

TRANSFER AGENT

         The transfer agent for our common stock is Pacific Stock Transfer Corp,
500 E. Warm Springs Rd., Suite 240, Las Vegas, Nevada 89119.

ITEM 4.01.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Effective  as of July 26, 2006,  we  dismissed  Morgan & Company as our independent  accountants.  Morgan & Company had  previously  been engaged as the principal  accountant  to audit our  financial  statements.  The  reason for the dismissal of Morgan & Company is that,  following the consummation of the Merger on July 26, 2006,  (i) the former  stockholders  of SWMX owned a majority of the outstanding shares of our common stock and (ii) our primary business unit became the business  previously  conducted by SWMX. The independent  registered  public accountant  of SWMX was the firm of Amper  Politziner & Mattia,  P.C. We believe that it is in our best interest to have Amper Politziner & Mattia, P.C. continue to work with our business,  and we therefore retained Amper Politziner & Mattia,
P.C. as our new independent  registered public accounting firm,  effective as of
July 26, 2006.

         The  decision  to  change  accountants  was  approved  by our  board of directors on July 26, 2006. From inception  through July 26, 2006, there were no disagreements  with Morgan & Company on any matter of  accounting  principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Morgan & Company, would have caused it to make reference to the matter in connection with its reports.

                                       45

         SWMX has made the contents of this Current Report on Form 8-K available to  Morgan &  Company  and  requested  it to  furnish  a letter to the SEC as to whether  Morgan & Company  agrees or  disagrees  with,  or wishes to clarify our expression  of their  views.  A copy of Morgan & Company's  letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.

         As of July 26, 2006, Amper Politziner & Mattia, P.C. was engaged as our
new  independent  registered  public  accountants.   The  appointment  of  Amper
Politziner & Mattia, P.C. was approved by our board of directors. From April 15,
2005  (inception)  through July 26, 2006, we did not consult Amper  Politziner &
Mattia, P.C. regarding either: (i) the application of accounting principles to a specific  completed or  contemplated  transaction,  or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was the  subject of a  disagreement  as defined  in Item  304(a)(1)(iv)  of
Regulation S-B.

ITEM 5.01.     CHANGES IN CONTROL OF REGISTRANT.

         Reference is made to the  disclosure  set forth under Item 2.01 of this
Current  Report  on  Form  8-K,  which  disclosure  is  incorporated  herein  by reference.

ITEM 5.02.     DEPARTURE  OF  DIRECTORS  OR  PRINCIPAL  OFFICERS;   ELECTION  OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         Edgemont-DE's  sole officer and director  resigned as of July 26, 2006, immediately  prior to the  closing of the  Merger.  Pursuant to the terms of the
Merger Agreement, the new directors and officers of the Company are as set forth therein.  Reference is made to the  disclosure set forth under Item 2.01 of this
Current  Report  on  Form  8-K,  which  disclosure  is  incorporated  herein  by reference.

ITEM 5.03.     AMENDMENTS  TO ARTICLES  OF  INCORPORATION  OR BYLAWS;  CHANGE IN
FISCAL YEAR

         On July 25,  2006,  Edgemont-NV  amended  Section  13 of its  bylaws to provide  that action may be taken by the  stockholders  without a meeting of the stockholders by the written consent of a majority of  stockholders.  On July 25,
2006,  pursuant  to  the  merger  between   Edgemont-NV  and  Edgemont-DE,   the
certificate  of  incorporation,  as  amended,  and  bylaws of the  Company  were adopted,  copies of which are  attached  hereto as Exhibits  3.1 to 3.3 and 3.4, respectively.  Pursuant to such new bylaws,  The Company changed its fiscal year from a fiscal year ending  October 31 to a fiscal  year ending  December  31. On
July 25, 2006,  the amendment to the Articles of  Incorporation  were filed with the Secretary of State of the State of Nevada.

         On July 26, 2006,  our board of directors  approved an amendment to our certificate  of  incorporation,  recommending a change of its name from Edgemont
Resources Corp. to "SWMX, Inc." On July 26, 2006, stockholders  representing the requisite  number of votes  necessary to approve an amendment to the certificate of incorporation  took action via written consent,  approving the corporate name change.  On July  26,  2006,  we  filed  the  amendment  to the  certificate  of incorporation with the Secretary of State of the State of Delaware.

ITEM 5.06.     CHANGE IN SHELL COMPANY STATUS

         As a result of the  consummation of the Merger  described in Items 1.01 and 2.01 of this Current  Report on Form 8-K, we believe that we are no longer a shell  corporation as that term is defined in Rule 405 of the Securities Act and
Rule 12b-2 of the Exchange Act.

                                       46

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

         (a)   FINANCIAL STATEMENTS OF BUSINESSES  ACQUIRED.  In accordance with
Item 9.01(a), the audited financial statements of SWMX's predecessor,  Soft Wave
Media, LLC, for the period from inception (August 23, 2005) to December 31, 2005 and SWMX's  unaudited  financial  statements for the three-month  interim period ended  March 31,  2006 are filed in this  Current  Report on Form 8-K as Exhibit
99.1.

         (b)   PRO FORMA FINANCIAL INFORMATION. In accordance with Item 9.01(b), our pro forma financial  statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

         (d)   Exhibits.

         The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

     Exhibit No.                          Description
     -----------                          -----------
        2.1           Agreement of Merger and Plan of  Reorganization,  dated as of July  26,  2006,  by and  among  the  Registrant,  SWMX
                      Acquisition, Inc. and SoftWave Media Exchange, Inc.

        3.1           Certificate of  Incorporation of the Registrant dated July
                      18, 2006

        3.2           Certificate of Amendment to  Certificate of  Incorporation
                      of the Registrant dated July 24, 2006

        3.3           Certificate of Amendment to  Certificate of  Incorporation
                      of the Registrant dated July 26, 2006

        3.4           Bylaws of the Registrant

       10.1           2006 Stock Option Plan

       10.2           Form of Option Grant Letter

       10.3           Lock-Up Agreement

       10.4           Form of Registration  Rights Agreement dated July 26, 2006 by and among the  Registrant  and the  stockholders  party thereto

       10.5           Stockholder and Registration Rights Agreement, dated as of
                      January 19, 2006,  by and among Soft Wave Media,  Inc. and the stockholders as of such date

       10.6           Amendment No. 1 to  Stockholder  and  Registration  Rights
                      Agreement dated as of April 12, 2006 by and among SoftWave
                      Media Exchange,  Inc. and each of its  stockholders  party thereto

       10.7           Employment Agreement, dated as of January 19, 2006, by and between Soft Wave Media, Inc. and Joshua Wexler

                                       47

       10.8           Employment Agreement, dated as of January 19, 2006, by and between Soft Wave Media, Inc. and Stavros Aloizos

       10.9           Employment Agreement, dated as of January 19, 2006, by and between Soft Wave Media, Inc. and Charles Omphalius

       10.10          Employment Agreement, dated as of January 19, 2006, by and between Soft Wave Media, Inc. and Michael Caprio

       10.11          Employment Agreement, dated as of January 30, 2006, by and between Soft Wave Media, Inc. and Bill Figenshu

       10.12          Employment  Agreement,  dated  as of May 1,  2006,  by and between SoftWave Media Exchange, Inc. and James Caci

       10.13          Advisory  Agreement,  dated as of January 19, 2006, by and between Vista Development, LLC and Soft Wave Media, Inc.

       10.14          Stock Redemption Agreement

       14.1           Code of Ethics

       16.1           Letter from Morgan & Company, dated as of July 26, 2006

       99.1           Soft Wave Media,  LLC financial  statements for the period form  inception  (August 23,  2005) to  December  31, 2005
                      (audited)  and SoftWave  Media  Exchange,  Inc.  financial statements  for the three  months  ended  March  31,  2006
                      (unaudited)

       99.2           Unaudited pro forma consolidated balance sheet as of March
                      31, 2006 and unaudited pro forma consolidated statement of operations  for the period ended December 31, 2005 and for the three months ended March 31, 2006

                                       48

                                   SIGNATURES

         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the  Registrant  has duly  caused  this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 27, 2006                          SWMX, INC.

                                              By:  /s/ Joshua Wexler
                                                  ------------------------------
                                                 Joshua Wexler
                                                 Chief Executive Officer

                                 EXHIBIT INDEX

     Exhibit No.                          Description
     -----------                          -----------
        2.1           Agreement of Merger and Plan of  Reorganization,  dated as of July  26,  2006,  by and  among  the  Registrant,  SWMX
                      Acquisition, Inc. and SoftWave Media Exchange, Inc.

        3.1           Certificate of  Incorporation of the Registrant dated July
                      18, 2006

        3.2           Certificate of Amendment to  Certificate of  Incorporation
                      of the Registrant dated July 24, 2006

        3.3           Certificate of Amendment to  Certificate of  Incorporation
                      of the Registrant dated July 26, 2006

        3.4           Bylaws of the Registrant

       10.1           2006 Stock Option Plan

       10.2           Form of Option Grant Letter

       10.3           Lock-Up Agreement

       10.4           Form of Registration  Rights Agreement dated July 26, 2006 by and among the  Registrant  and the  stockholders  party thereto

       10.5           Stockholder and Registration Rights Agreement, dated as of
                      January 19, 2006,  by and among Soft Wave Media,  Inc. and the stockholders as of such date

       10.6           Amendment No. 1 to  Stockholder  and  Registration  Rights
                      Agreement dated as of April 12, 2006 by and among SoftWave
                      Media Exchange,  Inc. and each of its  stockholders  party thereto

       10.7           Employment Agreement, dated as of January 19, 2006, by and between Soft Wave Media, Inc. and Joshua Wexler

       10.8           Employment Agreement, dated as of January 19, 2006, by and between Soft Wave Media, Inc. and Stavros Aloizos

       10.9           Employment Agreement, dated as of January 19, 2006, by and between Soft Wave Media, Inc. and Charles Omphalius

       10.10          Employment Agreement, dated as of January 19, 2006, by and between Soft Wave Media, Inc. and Michael Caprio

       10.11          Employment Agreement, dated as of January 30, 2006, by and between Soft Wave Media, Inc. and Bill Figenshu

       10.12          Employment  Agreement,  dated  as of May 1,  2006,  by and between SoftWave Media Exchange, Inc. and James Caci

       10.13          Advisory  Agreement,  dated as of January 19, 2006, by and between Vista Development, LLC and Soft Wave Media, Inc.

       10.14          Stock Redemption Agreement

       14.1           Code of Ethics

       16.1           Letter from Morgan & Company, dated as of July 26, 2006

       99.1           Soft Wave Media,  LLC financial  statements for the period form  inception  (August 23,  2005) to  December  31, 2005
                      (audited)  and SoftWave  Media  Exchange,  Inc.  financial statements  for the three  months  ended  March  31,  2006
                      (unaudited)

       99.2           Unaudited pro forma consolidated balance sheet as of March
                      31, 2006 and unaudited pro forma consolidated statement of operations  for the period ended December 31, 2005 and for the three months ended March 31, 2006